UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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HALLIBURTON COMPANY

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HALLIBURTON

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

2021 PROXY STATEMENT

Wednesday, May 19, 2021
9:00 a.m. Central Daylight Time

To Our Valued Shareholders:

April 6, 2021

Jeffrey A. Miller Chairman of the Board, President and Chief Executive Officer	“At Halliburton, we look to the future with optimism and focused on innovation.”

On behalf of our Board of Directors, we are pleased to invite you to the Halliburton Company Annual Meeting of Shareholders. The meeting will take place at the Life Center on Wednesday, May 19, 2021, at 9:00 a.m. Central Daylight Time.

At Halliburton, we look to the future with optimism and focused on innovation. Our execution culture and core values guided us through the most difficult environment we have experienced in our more than 100-year history. We applaud our employees who delivered historic bests in all key safety and service quality metrics despite the global pandemic and market downturn. Because of their dedication, we never stopped serving our customers around the world while keeping each other's well-being a primary focus.

By executing on our key strategic priorities, we turned what were once-in-a-lifetime challenges into extraordinary opportunities that reset Halliburton’s earnings power. We are a global integrated oilfield services company with a strong international portfolio and a leading position in the North American market. Building on this successful foundation, we will help our customers satisfy the world’s need for affordable and reliable energy provided by oil and gas, in a more effective, efficient, safe, and ethical manner, while minimizing environmental impact. We stand firm in our commitment to collaborate and engineer solutions to maximize our customers’ asset value and to deliver industry-leading returns and strong free cash flows for our shareholders.

Your vote and the representation of your shares are important. Please review the proxy materials for detailed information on the proposals presented this year. We hope you will vote as soon as possible. If you attend the meeting, you may vote in person even if you have previously voted.

Thank you for your ongoing support of and continued interest in Halliburton. We look forward to seeing you at our Annual Meeting.

Sincerely,

Jeffrey A. Miller

Chairman of the Board,

President and Chief Executive Officer

www.halliburton.com	HALLIBURTON | 2021 Proxy Statement	ii

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Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Eligibility to Vote (page 65)

You can vote if you were a shareholder of record at the close of business on March 22, 2021.

How to Cast Your Vote (page 65)

You can vote by any of the following methods:

INTERNET www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on May 18, 2021	BY TELEPHONE until 11:59 p.m. Eastern Daylight Time on May 18, 2021	BY MAIL Completing, signing, and returning your proxy or voting instruction card before May 19, 2021

IN PERSON

at the annual meeting: If you are a shareholder of record, we have a record of your ownership. If your shares are held in the name of a broker, nominee, or other intermediary, you must bring a proxy issued in your name from the record holder to the meeting. Attendees will be asked to present valid picture identification, such as a driver’s license or passport.

Selection of Principal Independent Public Accountants (page 20)

During the year ended December 31, 2020, KPMG LLP served as our principal independent public accountants and provided certain tax and other services to us. Representatives of KPMG are expected to be present at the Annual Meeting and be available to respond to appropriate questions from shareholders.

As a matter of good corporate governance, we are requesting our shareholders to ratify the selection of KPMG LLP as our principal independent public accountants for the year ending December 31, 2021.

HALLIBURTON | 2021 Proxy Statement	iii

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Voting Matters (pages 9, 20, 23, 56, and 62)

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR Each Nominee	9
Ratification of Selection of Principal Independent Public Accountants	FOR	20
Advisory Approval of Executive Compensation	FOR	23
Proposal to Amend and Restate the Halliburton Company Stock and Incentive Plan	FOR	56
Proposal to Amend and Restate the Halliburton Company Employee Stock Purchase Plan	FOR	62

Governance Highlights

Our Board has long maintained a formal statement of its responsibilities, our Corporate Governance Guidelines, to ensure effective governance in all areas of its responsibilities. Our current board structure and governance practices, as specified in those Guidelines and our By-laws, Code of Business Conduct, and policies and business practices, include the following:

Size of Board to be Elected	10	Supermajority Voting Threshold for Mergers	No
Number of Independent Director Nominees	9	Proxy Access	Yes
Average Age of Director Nominees	65	Shareholder Action by Written Consent	Yes
Average Director Nominee Tenure	6.8	Shareholder Called Special Meetings	Yes
Annual Election of Directors	Yes	Poison Pill	No
Mandatory Retirement Age	72	Code of Conduct for Directors, Officers, and Employees	Yes
Women and Minority Director Nominees	50%	Stock Ownership Guidelines for Directors/Officers	Yes
Majority Voting in Director Elections	Yes	Anti-Hedging and Pledging Policy	Yes
Lead Independent Director	Yes	Compensation Recoupment Policy	Yes
Related Persons Transactions Policy	Yes	Corporate Political Contributions	No

Success for Halliburton and our shareholders and customers results from adherence to our core values.

www.halliburton.com	HALLIBURTON | 2021 Proxy Statement	iv

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Board Nominees (pages 11-14)

Abdulaziz F. Al Khayyal Retired Senior Vice President, Industrial Relations, Saudi Aramco Age: 67 Director since 2014 INDEPENDENT Committees:	William E. Albrecht Retired Non-Executive Chairman of the Board of California Resources Corporation Age: 69 Director since 2016 INDEPENDENT Committees:	M. Katherine Banks Vice Chancellor of Engineering and National Laboratories, The Texas A&M University System Age: 61 Director since 2019 INDEPENDENT Committees:	Alan M. Bennett Retired President and Chief Executive Officer of H&R Block, Inc. Age: 70 Director since 2006 INDEPENDENT Committees:

Milton Carroll Executive Chairman of the Board of CenterPoint Energy, Inc. Age: 70 Director since 2006 INDEPENDENT Committees:	Murry S. Gerber Retired Executive Chairman of the Board of EQT Corporation Age: 68 Director since 2012 INDEPENDENT Committees:	Patricia Hemingway Hall Retired President and Chief Executive Officer of Health Care Services Corporation Age: 68 Director since 2019 INDEPENDENT Committees:

Robert A. Malone Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc. Age: 69 Director since 2009 INDEPENDENT Committees:	Jeffrey A. Miller Chairman of the Board, President and Chief Executive Officer of Halliburton Age: 57 Director since 2014 NOT INDEPENDENT Committees: None	Bhavesh V. Patel Chief Executive Officer, LyondellBasell Industries Age: 54 Director since 2021 INDEPENDENT Committees: TBD

  Chair    Audit    Compensation   Health, Safety and Environment    Nominating and Corporate Governance TBD – Mr. Patel will be appointed to Committees in May 2021.

HALLIBURTON | 2021 Proxy Statement	v

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2020 Performance Highlights

As we shared in our Annual & Sustainability Report 2020, available on our website at www.halliburton.com, and as you will read in this proxy statement, Halliburton has embraced change throughout our history, and our core values have guided our actions in response to a century of change. In 2020, those core values – Integrity, Safety, Collaboration, Competition, Creativity, Reliability and Respect –strengthened our response to a global pandemic and commodity supply-demand imbalance. Those Halliburton core values empowered change as we navigated each of 2020’s many and varied challenges. We reset our earnings power. We deployed digital solutions that set records for autonomous, efficient operations. We focused on safety and service quality and delivered Company-best results. We renewed our core value of “respect” to further embrace our commitment to diversity and inclusion, and to strengthen our culture and workplace, so everyone can be their authentic self and do their best work. We delivered on our customer commitment to collaborate and engineer solutions to maximize their asset value. And we remained committed to delivering industry-leading returns and strong free cash flows for our shareholders.

Geographic Diversity

In 2020, we earned the majority of our revenue internationally. We reset our earnings power and improved margins in several key end markets, despite the activity slowdowns.

Cash Flow Execution

During 2020, we generated $1.9 billion of operating cash flow and had $728 million of capital expenditures, resulting in over $1.1 billion of free cash flow. This demonstrates our ability to generate strong free cash flow in different business environments. We additionally returned over $350 million to shareholders through dividends and share repurchases and repaid $500 million of debt. *Management believes free cash flow, defined as “operating cash flow” less “capital expenditures”, is an important liquidity measure and useful to investors and management for assessing the business’s ability to generate cash.

Capital Discipline

Market conditions changed and we quickly acted by reducing our capital expenditures by 52% to $728 million in 2020. These capital expenditures were predominantly made in our Sperry Drilling, Production Enhancement, Baroid, Artificial Lift, Wireline and Perforating, and Production Solutions product service lines.

www.halliburton.com	HALLIBURTON | 2021 Proxy Statement	vi

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Safety and Service Quality

We achieved exceptional safety and service quality performance during 2020. Our total recordable incident rate and non-productive time each improved over 20%, both historical bests across our business. This is a result of our employees’ continued commitment to safety and process execution, despite the year’s distractions.

Named Executive Officers (page 25)

For 2020, our NEOs were:

Name	Age	Occupation
Jeffrey A. Miller	57	Chairman, President and Chief Executive Officer
Lance Loeffler	44	Executive Vice President and Chief Financial Officer
Eric J. Carre	55	Executive Vice President – Global Business Lines
Joe D. Rainey	64	President – Eastern Hemisphere
Mark J. Richard	59	President – Western Hemisphere

Executive Compensation (pages 23-55)

Objectives (page 30)

Our executive compensation program is composed of base salary, a short-term incentive, and long-term incentives and is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•	Target market competitive pay levels with a comparator peer group;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive shareholder returns;
•	Support our business strategies; and
•	Maximize the return on our human resource investment.

Board Responsiveness to Shareholder Feedback

Halliburton has always maintained open communications with the shareholder community. Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. Our ongoing, open dialogue with our shareholders helps ensure that the Board and management have a regular pulse on the views of our shareholders. These communications validate that our shareholders continue to be broadly supportive of the overall philosophy, objectives, and design of our program. They also provide us important perspectives on how to improve and better explain our program.

During 2020, members of our senior management team participated in 20 sell-side investor conferences, three roadshows, and held over 380 investor meetings. As is our practice, during proxy season engagement, management engaged in targeted outreach with numerous shareholders. Our Compensation Committee Chair also participated in this outreach effort. During this shareholder outreach, we contacted shareholders who collectively hold almost 50% of our outstanding common stock. We also met with many of those shareholders who collectively represented 28% of our outstanding shares. We reviewed the changes to our compensation program implemented by our Compensation Committee during 2020 and solicited their feedback on our compensation program, as well as our company strategy and performance, corporate governance, sustainability, and other topics.

HALLIBURTON | 2021 Proxy Statement	vii

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The feedback from this effort indicated that our overall compensation program design is supported by our shareholders. For this and other reasons, the Compensation Committee determined that the overall structure of the compensation program is sound and closely aligns the interests of both company management and our shareholders. Based on shareholder feedback received in 2019, effective January 1, 2020, we:

Modified financial metrics for determining short-term incentives to increase our emphasis on free cash flow and capital discipline	Replaced CVA with two distinct metrics, weighted as follows, for the 2020 plan year: • 75% Net Operating Profit After-Taxes (NOPAT) • 25% Asset Turns
Increased emphasis on performance-based long-term incentives	Modified our long-term incentive mix (as illustrated in the graphic below):
• Increased weight of performance units to 70% (up from 50%) • Reduced weight of restricted stock to 30% • Eliminated stock options for NEOs
Added a second financial metric for determining long-term performance-based awards under the PUP	Added a relative Total Shareholder Return (TSR) modifier for the 2020 PUP performance cycle; compares performance to the Oilfield Services Index (OSX); penalizes bottom quartile performance or rewards top-quartile performance
Increased equity component of long-term incentives	Changed PUP to issue new awards (contingent on three-year performance period) 50% in stock (previously delivered entirely in cash) so that 65% of long-term incentives is delivered in equity

Increased Emphasis on Long-Term Performance-Based Equity

www.halliburton.com	HALLIBURTON | 2021 Proxy Statement	viii

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HALLIBURTON

Notice of Annual Meeting of Shareholders to be held May 19, 2021

April 6, 2021

Halliburton Company, a Delaware corporation, will hold its Annual Meeting of Shareholders on Wednesday, May 19, 2021, at 9:00 a.m. Central Daylight Time at its corporate office at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032.

At the meeting, the shareholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

1.	To elect the ten nominees named in the attached proxy statement as Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.
2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year ending December 31, 2021.
3.	To consider and act upon advisory approval of our executive compensation.
4.	To consider and act upon a proposal to amend and restate the Halliburton Company Stock and Incentive Plan.
5.	To consider and act upon a proposal to amend and restate the Halliburton Company Employee Stock Purchase Plan.
6.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set the close of business on March 22, 2021, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

Internet Availability of Proxy Materials

On or about April 6, 2021, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2021 proxy statement and 2020 Annual Report on Form 10-K and how to vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire. If you received your Annual Meeting materials via e-mail, the e-mail contains voting instructions and links to the proxy statement and Form 10-K on the Internet.

If You Plan to Attend

Attendance at the meeting is limited to shareholders and one guest each. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Each shareholder holding stock in a brokerage account will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you will be asked to present valid picture identification, such as a driver’s license or passport.

Potential Impact of Coronavirus (COVID-19) Pandemic on Meeting

We intend to hold our Annual Meeting in person this year. However, continuing public health concerns of our shareholders regarding the coronavirus (COVID-19) pandemic and the protocols that federal, state, and local governments may recommend or impose may necessitate conducting the meeting by means of remote communication. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting at least one week before our meeting, which may include holding the meeting solely by means of remote communication. We may also need to change the date or the time of the meeting. Please monitor our website at www.halliburton.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials, as such number will be required in order for shareholders to gain access to any meeting held solely by means of remote communication.

By order of the Board of Directors

Van H. Beckwith

Executive Vice President, Secretary and Chief Legal Officer

Corporate Governance

Corporate Governance Guidelines and Committee Charters

Our Board has long maintained a formal statement of its responsibilities and guidelines to ensure effective governance in all areas of its responsibilities. Our Corporate Governance Guidelines are available on our website at www.halliburton.com by clicking on the tabs “Investors”, “Company Information”, and then the “Corporate Governance” link. The guidelines are reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board.

In order for our shareholders to understand how the Board conducts its affairs in all areas of its responsibility, the full text of the charters of our Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees are also available on our website.

Except to the extent expressly stated otherwise, information contained on or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this proxy statement.

Code of Business Conduct

Our Code of Business Conduct, which applies to all of our employees and Directors and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions, is available on our website. Any waivers to our Code of Business Conduct for our Directors or executive officers can only be made by our Audit Committee. There were no waivers of the Code of Business Conduct in 2020.

Related Persons Transactions Policy

Our Board has adopted a written policy governing related persons transactions as part of the Board’s commitment to good governance and independent oversight. The policy covers transactions involving any of our Directors, executive officers, nominees for Director, greater than 5% shareholders, or any of their immediate family members, among others.

The types of transactions covered by this policy are transactions, arrangements, or relationships, or any series of similar transactions, arrangements, or relationships, including any indebtedness or guarantee of indebtedness, in which (i) we or any of our subsidiaries were or will be a participant, (ii) the aggregate amount involved exceeds $120,000 in any calendar year, and (iii) any related person had, has, or will have a direct or indirect material interest.

Under the policy, we generally only enter into or ratify related persons transactions when the Board determines such transactions are in our best interests and the best interests of our shareholders. In determining whether to approve or ratify a related persons transaction, the Board will consider the following factors and other factors it deems appropriate:

•	whether the related persons transaction is on terms comparable to terms generally available with an unaffiliated third party under the same or similar circumstances;
•	the benefits of the transaction to us;
•	the extent of the related person’s interest in the transaction; and
•	whether there are alternative sources for the subject matter of the transaction.

HALLIBURTON | 2021 Proxy Statement	1

The Board of Directors and Standing Committees of Directors

The Board has standing Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees. Each standing Committee is comprised of Directors who, in the business judgment of the Board, are independent, after considering all relevant facts and circumstances, including the independence standards set forth in our Corporate Governance Guidelines.

Our independence standards meet New York Stock Exchange, or NYSE, independence requirements. Our independence standards and compliance with those standards are periodically reviewed by the Nominating and Corporate Governance Committee. There were no relevant transactions, arrangements, or relationships not disclosed in this proxy statement that were considered by the Board in making its determination as to the independence of the Directors.

Board Leadership

Our Board believes that it is important to maintain flexibility to determine the appropriate leadership of the Board and whether the roles of Chairman and Chief Executive Officer should be combined or separate. Our Corporate Governance Guidelines provide that the Board consider annually whether it is appropriate for the same individual to fill both of those roles. When making that determination, the Board considers issues such as industry and financial expertise, in-depth knowledge of Halliburton and its business, and succession planning. In 2020, the Board decided that a combined leadership role would currently best serve the needs of the Company and its shareholders. The Board believes that Jeffrey A. Miller, our Chairman, President and Chief Executive Officer, with his industry expertise, financial expertise, and in-depth knowledge of Halliburton and its business, is the correct person to fill both roles. The Board also believes that Mr. Miller is best suited to lead the Board’s discussion and evaluation of the Company’s business, financial, and health, safety, environment, and sustainability strategy and performance. With the exception of Mr. Miller, the Board is composed of independent Directors.

Robert A. Malone is our Lead Independent Director. The Lead Independent Director’s role and responsibilities are set forth in the Lead Independent Director Charter adopted by the Board. These include the following:

Robert A. Malone LEAD INDEPENDENT DIRECTOR	liaises between the independent Directors and the Chairman	advises management on and approves information sent to the Board
	approves agendas for Board meetings	approves schedules for meetings of the Board
	presides over meetings and executive sessions of the independent Directors	authorizes the retention of outside advisors and consultants who report directly to the Board
	leads the Board’s annual evaluation of the Chief Executive Officer	schedules meetings of the independent Directors as appropriate

Our Lead Independent Director Charter is available on our website at www.halliburton.com.

www.halliburton.com	HALLIBURTON | 2021 Proxy Statement	2

Board and Committee Risk Oversight

We have implemented an Enterprise Risk Management (ERM) program to identify and analyze enterprise-level risks and their potential impact on our business. The objectives of our ERM program are to:

•	increase the probability of achieving higher returns on capital and reducing cash flow volatility by identifying:

•	current and developing risks; and
•	significant controls and potential gaps related to identified risks;

•	ensure that our key risks are being effectively managed; and
•	assess whether our compensation policies are reasonably likely to have a materially adverse effect on us.

Our internal processes to identify and manage risks include our Code of Business Conduct, extensive policies and business practices, our financial controls, Internal Assurance Services audits of our internal controls and health, safety, environment, and sustainability, the activities of the Ethics & Compliance group of the Law Department, and our ERM program.

The Board provides oversight of the ERM program. The Audit Committee receives an annual ERM report on risk assessment and risk management in which risks are identified and assigned a significance rating based on potential consequences of the risk and the likelihood of occurrence.

Our Chief Executive Officer, who is primarily responsible for managing our day-to-day business, is ultimately responsible to the Board for all risk categories. Our executive officers are assigned responsibility for the various risk categories. The Board has delegated to its Committees the responsibility to monitor certain risks and receive regular updates on those risks. Certain risks monitored by each Committee are shown below.

Independent Committees

The Board believes that it has a strong governance structure in place to ensure independent oversight on behalf of all shareholders. All standing Committees of the Board are comprised solely of independent Directors. We have established processes for the effective oversight of critical issues entrusted to independent Directors, such as:

•	the integrity of our financial statements;
•	CEO and senior management compensation;
•	CEO and senior management succession planning;
•	the election of our Lead Independent Director;
•	membership of our independent Committees;
•	Board, Committee, and Director evaluations; and
•	nominations of Directors.

HALLIBURTON | 2021 Proxy Statement	3

Members of the Committees of Our Board of Directors

	Audit	Compensation	Health, Safety and	Nominating and Corporate
Name	Committee	Committee	Environment Committee	Governance Committee
Abdulaziz F. Al Khayyal
William E. Albrecht
M. Katherine Banks
Alan M. Bennett
Milton Carroll
Nance K. Dicciani*
Murry S. Gerber
Patricia Hemingway Hall
Robert A. Malone
Jeffrey A. Miller
Bhavesh V. Patel#

Chair	Member

*	Ms. Dicciani is retiring from the Board on May 19, 2021. The Board will appoint a new Chair for the Health, Safety and Environment Committee in May 2021.
#	Mr. Patel joined the Board in February 2021 and will be appointed to Committees of the Board in May 2021.

Audit Committee

2020 Meetings	Committee Members	Responsibilities
7	M. Katherine Banks Alan M. Bennett (Chair) Nance K. Dicciani Murry S. Gerber

•  Recommending to the Board the appointment of the independent public accountants to audit our financial statements (the principal independent public accountants);

•  Together with the Board, being responsible for the appointment, compensation, retention, oversight of the work, and evaluation of the principal independent public accountants;

•  Reviewing the scope of the principal independent public accountants’ examination;

•  Reviewing the scope of activities of Internal Assurance Services and the Ethics & Compliance group;

•  Reviewing our financial statements and our significant financial policies and accounting systems and controls; and

•  Approving the services to be performed by the principal independent public accountants.

The Board has determined that all members of the Audit Committee are independent under our Corporate Governance Guidelines. The Board has determined that Alan M. Bennett, Nance K. Dicciani, and Murry S. Gerber are “audit committee financial experts” as defined by the Securities and Exchange Commission, or SEC. A copy of the Audit Committee Charter is available on our website at www.halliburton.com.

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Compensation Committee

2020 Meetings	Committee Members	Responsibilities
4	William E. Albrecht Milton Carroll Murry S. Gerber (Chair) Patricia Hemingway Hall Robert A. Malone

•  Developing an overall executive compensation philosophy and strategy;

•  Overseeing the effectiveness of our compensation program in attracting, retaining, and motivating key employees;

•  Utilizing our compensation program to reinforce business strategies and objectives to enhance shareholder value;

•  Administering our compensation program, including our incentive plans, in a fair and equitable manner consistent with established policies and guidelines while monitoring risks associated with compensation plans; and

•  Performing additional roles and activities with respect to executive compensation as described under Compensation Discussion and Analysis.

A copy of the Compensation Committee Charter is available on our website at www.halliburton.com.

Health, Safety and Environment Committee

2020 Meetings	Committee Members	Responsibilities
4	Abdulaziz F. Al Khayyal William E. Albrecht M. Katherine Banks Nance K. Dicciani (Chair)

•  Reviewing and assessing our health, safety, environmental, and sustainable development policies and practices;

•  Overseeing the communication, implementation, and compliance with these policies, as well as applicable goals and legal requirements; and

•  Assisting the Board with oversight of our risk-management processes relating to health, safety, the environment, and sustainability.

A copy of our Health, Safety and Environment Committee Charter is available on our website at www.halliburton.com.

Nominating and Corporate Governance Committee

2020 Meetings	Committee Members	Responsibilities
4	Abdulaziz F. Al Khayyal Alan M. Bennett Milton Carroll (Chair) Patricia Hemingway Hall Robert A. Malone

•  Reviewing and recommending revisions to our Corporate Governance Guidelines;

•  Overseeing our Director self-evaluation process and performance reviews;

•  Identifying and screening candidates for Board and Committee membership;

•  Reviewing the overall composition profile of the Board for the appropriate mix of skills, characteristics, experience, and expertise;

•  Reviewing and making recommendations on Director compensation; and

•  Reviewing the management succession planning process.

A copy of our Nominating and Corporate Governance Committee Charter is available on our website at www.halliburton.com.

Board Attendance

During 2020, the Board held 4 meetings and met in Executive Session, without management present, on 4 occasions.

Committee meetings were held as follows:

Audit Committee	7
Compensation Committee	4
Health, Safety and Environment Committee	4
Nominating and Corporate Governance Committee	4

All members of the Board attended 100% of the total number of meetings of the Board and the Committees on which he or she served during the last fiscal year.

All of our Directors attended the 2020 Annual Meeting, as required by our Corporate Governance Guidelines.

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Evaluation of Board and Director Performance

The Board believes that a rigorous evaluation process is an essential component of strong corporate governance practices. The Nominating and Corporate Governance Committee annually conducts a three-part evaluation process to evaluate Board effectiveness and aid in succession planning. This process consists of a full Board evaluation, Committee evaluations, and individual Director evaluations. The evaluations, which are distributed and obtained through a third party platform, seek feedback on Board and Committee performance, processes, effectiveness, and opportunities for improvement. The results of the evaluations are reviewed and discussed with the Board, its Committees, and each individual Director.

As part of the annual process, each Director also completes a skill set survey. The Board uses the survey responses to evaluate the experience and expertise of existing Directors and to identify the skills and characteristics of future Director candidates to achieve and maintain an optimum mix of skills and characteristics.

PROCESS IS INITIATED

The Nominating and Corporate Governance Committee reviews and approves the process to evaluate the performance of the Board, its four standing Committees (Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance), and each individual Director. The Committee also approves a skill set survey.

Questionnaires are distributed through a third party web-based platform. This process encourages candid responses from our Directors and promotes productive discussions.

EVALUATION

Each Director completes written questionnaires that are designed to gather suggestions to improve Board, Committee, and Director performance and effectiveness and to identify opportunities for improvement. The questionnaires solicit feedback on a range of issues, including:

- Board operations
- succession planning
- Committee composition, processes, and responsibilities
- information flow from management
- overall Board dynamics
- Director preparation, participation, and contribution
- alignment of skills and characteristics to business needs and strategy
- leadership
- agenda topics

ANALYSIS

Completed questionnaires are analyzed and summarized by the chair of the Nominating and Corporate Governance Committee. A skill set matrix is created from the survey responses.

PRESENTATION OF FINDINGS

The chair of the Nominating and Corporate Governance Committee reviews the results of the evaluations with the full Board and each Committee to determine whether changes are needed to their structure or processes.

Discussions are held with individual Directors by the chair of the Nominating and Corporate Governance Committee or the Lead Independent Director, as necessary. The completed skill set matrix is considered in identifying those skills and characteristics suitable for future Director candidates.

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Shareholder Nominations of Directors

Our By-laws provide that shareholders may nominate persons for election to the Board at a meeting of shareholders.

Shareholder nominations require written notice to the Corporate Secretary at the address of our principal executive offices set forth on page 65 of this proxy statement, and for the Annual Meeting of Shareholders in 2022, must be received not less than 90 days nor more than 120 days prior to the anniversary date of the 2021 Annual Meeting of Shareholders, or no later than February 18, 2022, and no earlier than January 19, 2022. The shareholder notice must contain, among other things, certain information relating to the shareholder and the proposed nominee as described in our By-laws. In addition, the proposed nominee may be required to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director.

Our By-laws also provide for proxy access for shareholder nominations of directors. The provision permits up to 20 shareholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for a meeting of shareholders up to two directors or 20% of the Board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-laws.

Our By-laws further provide that if a shareholder owning at least 1% of our issued and outstanding common stock continuously for at least one year as of the date the written notice of the nomination is submitted to us proposes a nominee not submitted under the proxy access provision, our Corporate Secretary will (i) obtain from such nominee any additional relevant information the nominee wishes to provide in consideration of his or her nomination, (ii) report on each such nominee to the Nominating and Corporate Governance Committee, and (iii) facilitate having each such nominee meet with the Nominating and Corporate Governance Committee as the Committee deems appropriate.

Qualifications of Directors

Candidates nominated for election or reelection to the Board should possess the following qualifications:

•	Personal characteristics:
•	high personal and professional ethics, integrity, and values;
•	an inquiring and independent mind; and
•	practical wisdom and mature judgment;
•	Broad training and experience at the policy-making level in business, government, education, or technology;
•	Expertise that is useful to us and complementary to the background and experience of other Board members, so that an optimum balance of experience and expertise of members of the Board can be achieved and maintained;
•	Willingness to devote the required amount of time to carry out the duties and responsibilities of Board membership;
•	Commitment to serve on the Board for several years to develop knowledge about our business;
•	Willingness to represent the best interests of all of our shareholders and objectively evaluate management performance; and
•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to us and our shareholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members and periodically reviews and updates the criteria. In selecting Director nominees, the Board considers the personal characteristics, experience, and other criteria as set forth in our Corporate Governance Guidelines, as well as our specific needs and the needs of our Board at the time.

We value all types of diversity, including diversity of our Board. In evaluating the overall qualifications of a potential nominee, the Committee and Board take into account overall Board diversity in personal background, race, gender, age, and nationality. This process resulted in enhancement of our Board over the last several years with the addition of two women Directors and an ethnically diverse Director. In 2019, Dr. Banks and Ms. Hemingway Hall joined the Board. Dr. Banks contributes extensive experience in engineering and technology to the Board while Ms. Hemingway Hall contributes substantial public company and corporate governance experience. Mr. Patel joined the Board in 2021. His chemical industry experience will benefit us greatly as we expand our chemicals business.

Process for the Selection of New Directors

The Board is responsible for filling vacancies on the Board and ensuring regular refreshment of the Board. Our Corporate Governance Guidelines provide that each non-management Director shall retire from the Board immediately prior to the annual meeting of shareholders following his or her seventy-second (72nd) birthday. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending candidates to the Board for approval. The Nominating and Corporate Governance Committee will consider candidates for Board membership recommended by Board

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members, our management, and shareholders. The Committee may also retain an independent executive search firm to identify candidates for consideration and to gather additional information about the candidate’s background, experience, and reputation. Mr. Patel was identified as a potential Director candidate by a non-management Director. A shareholder who wishes to recommend a candidate should notify our Corporate Secretary.

The Nominating and Corporate Governance Committee, in consultation with the Board, will determine the specific criteria for a new Director candidate. After the Nominating and Corporate Governance Committee identifies a candidate, the Committee will determine the appropriate method to evaluate the candidate. The preliminary determination regarding a candidate is based on the likelihood that the candidate will meet the Board membership criteria listed in our Corporate Governance Guidelines. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered. If a candidate warrants additional consideration, the Committee and others, as appropriate, will interview the candidate. Once the evaluation and interviews are completed, the Committee will recommend to the Board whether the candidate should be appointed to the Board or proposed for election by shareholders and the Board will act on such recommendation.

Communication to the Board

To foster better communication from our shareholders and other interested persons, we maintain a process for shareholders and others to communicate with the Audit Committee and the Board. The process has been approved by both the Audit Committee and the Board and meets the requirements of the NYSE and the SEC. The methods of communication with the Board include telephone, mail, and e-mail.

888.312.2692 or 770.613.6348	Board of Directors c/o Code of Business Conduct Halliburton Company P.O. Box 2625 Houston, TX 77252-2625 USA	BoardofDirectors@halliburton.com

Our Director of Business Conduct, an employee, reviews all communications directed to the Audit Committee and the Board. The Audit Committee is promptly notified of any substantive communication involving accounting, internal accounting controls, or auditing matters. The Lead Independent Director is promptly notified of any other significant communication, and any Board-related matters which are addressed to a named Director are promptly sent to that Director. Copies of all communications are available for review by any Director. Communications may be made anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:

•	required or advisable in connection with any governmental investigation or report;
•	in the interests of Halliburton, consistent with the goals of our Code of Business Conduct; or
•	required or advisable in our legal defense of a matter.

Information regarding these methods of communication is also on our website at www.halliburton.com.

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Proposal No. 1	Election of Directors

In considering whether a current Director should be nominated for election as a Director, the Nominating and Corporate Governance Committee and the Board considered, among other matters, the expertise and experience of the Director, the annual performance evaluation of the Director, the Director’s attendance at, preparation for, and engagement in Board and Committee meetings, the diversity of the Board, the tenure of the Director, and the overall distribution of tenure among Directors to ensure sufficient experience with the Company’s operations, performance, and technology, and the cycles of the industry. A summary of the qualifications and experience of our non-management Directors is provided under Information about Nominees for Director.

AFTER CONSULTATION WITH THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED UNDER INFORMATION ABOUT NOMINEES FOR DIRECTOR.

The ten nominees are all current Directors. If any nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board. If a suitable substitute is not available, the Board will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. The Directors elected will serve for the ensuing year and until their successors are elected and qualify.

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NON-MANAGEMENT DIRECTOR QUALIFICATIONS AND EXPERIENCE

TENURE
Year Elected	2014	2016	2019	2006	2006	2012	2019	2009	2021

INDEPENDENCE AND EXPERIENCE
Independence
Board or Board Committee Leadership
Public Company Experience
Private Company Experience
Not-for-Profit Experience
Government Experience
Academia
Community Leadership/Philanthropic

DECISION-MAKING OR OTHER SUBSTANTIAL EXPERIENCE
Energy Industry	A	A	B	A	A	A		A	A
Accounting/Finance	A	A	A	A		A	A	A	A
Technology/Engineering	A	A	A	A	A	A		A	A
Legal/Compliance	A	A	A	A		A	A	A	A
Mergers & Acquisitions	A	A		A	B	A	A	A	A
Human Resources/Compensation	A	A	B	A	A	A	A	A	A
Strategic Planning	A	A	A	A	A	A	A	A	A
International Business	A	A	A	A	A	A	A	A	A
Health, Safety & Environment and Sustainability	A	A	B	A		A		A	A
Public Policy	A	A	A	A	B	A	A	A	A
Corporate Governance	A	A	B	A	A	A	A	A	A

LEGEND
A Decision-making experience at Executive or Board level
B Other Substantial Experience

DEMOGRAPHICS
Race/Ethnicity
Black/African American
Indian/South Asian
White/Caucasian
Middle Eastern
Gender
Male
Female

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Information about Nominees for Director

ABDULAZIZ F. AL KHAYYAL
Age 67 Director since: 2014 INDEPENDENT	Professional Experience:

•   Retired Senior Vice President of Industrial Relations of Saudi Arabian Oil Company (the world’s largest producer of crude oil)

•   Senior Vice President of Industrial Relations of Saudi Aramco from 2007 to 2014 and served as a director of Saudi Aramco from 2004 to 2014

Skills and Expertise:
The Board determined that Mr. Al Khayyal should be nominated for election as a Director because of his exceptional knowledge of the energy industry, including significant international industry experience and executive experience with the world’s largest producer of crude oil.
	Other Company Directorships:	Former Directorships in the Past 5 Years:
	• Marathon Petroleum Corporation (since 2016)	• None

WILLIAM E. ALBRECHT
Age 69 Director since: 2016 INDEPENDENT	Professional Experience:

•   Retired Non-Executive Chairman of the Board of California Resources Corporation (a publicly traded oil and natural gas exploration and production company)

•   Non-Executive Chairman of the Board of California Resources Corporation from 2016 to 2020

•   Executive Chairman of the Board of California Resources Corporation from 2014 to 2016

•   Vice President of Occidental Petroleum Corporation from 2008 to 2014

•   President of Oxy Oil & Gas, Americas from 2012 to 2014

Skills and Expertise:
The Board determined that Mr. Albrecht should be nominated for election as a Director because of his extensive experience in the domestic oil and natural gas industry and executive experience with a public oil and gas exploration and production company and an international offshore drilling company.
	Other Company Directorships:	Former Directorships in the Past 5 Years:
	• Lead Independent Director of Valaris plc (since 2019) • Chairman of the Board and director of Laredo Petroleum, Inc. (since 2020)	• Chairman of the Board and director of Rowan Companies plc (2015-2019)

M. KATHERINE BANKS
Age 61 Director since: 2019 INDEPENDENT	Professional Experience:
• Vice Chancellor of Engineering and National Laboratories for The Texas A&M University System and Dean of the College of Engineering at Texas A&M University (a public research university) since 2012
Skills and Expertise:
The Board determined that Dr. Banks should be nominated for election as a Director because of her extensive experience in engineering and technology and executive experience in leading one of the largest engineering schools in the country and overseeing the engineering, academic, and research programs at seven universities.
	Other Company Directorships:	Former Directorships in the Past 5 Years:
	• None	• None

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ALAN M. BENNETT
Age 70 Director since: 2006 INDEPENDENT	Professional Experience:

•   Retired President and Chief Executive Officer of H&R Block, Inc. (a tax and financial services provider)

•   President and Chief Executive Officer of H&R Block, Inc. from 2010 to 2011

•   Interim Chief Executive Officer of H&R Block, Inc. from 2007 to 2008

•   Senior Vice President and Chief Financial Officer of Aetna, Inc. from 2001 to 2007

Skills and Expertise:
The Board determined that Mr. Bennett should be nominated for election as a Director because of his business and financial expertise, ranging from internal audit to corporate controller to chief financial officer of a large, public company. He is a certified public accountant and also has chief executive officer experience.
	Other Company Directorships:	Former Directorships in the Past 5 Years:
	• Fluor Corporation (since 2011) • TJX Companies, Inc. (since 2007)	• None

MILTON CARROLL
Age 70 Director since: 2006 INDEPENDENT	Professional Experience:

•   Executive Chairman of the Board of CenterPoint Energy, Inc. (a public utility holding company) since 2013. In that role, Mr. Carroll’s primary function is to provide leadership for the CenterPoint Board and to coordinate its activities.

•   Non-Executive Chairman of the Board of CenterPoint Energy, Inc. from 2002 to 2013

Skills and Expertise:
The Board determined that Mr. Carroll should be nominated for election as a Director because of his public company board experience, corporate governance expertise, and knowledge of the oil and gas services industry. The Board also determined that Mr. Carroll’s duties as Chairman of CenterPoint do not impede his ability to fulfill his responsibilities as a Director.
	Other Company Directorships:	Former Directorships in the Past 5 Years:
	• Chairman of the Board of Health Care Service Corporation (since 2002)	• LyondellBasell Industries (2010-2016) • Western Gas Holdings, LLC, the general partner of Western Gas Partners, L.P. (2008-2019) • Western Midstream Partners, LP (February 2019-August 2019)

MURRY S. GERBER
Age 68 Director since: 2012 INDEPENDENT	Professional Experience:

•   Retired Executive Chairman of the Board of EQT Corporation (a leading producer of unconventional natural gas)

•   Executive Chairman of the Board of EQT Corporation from 2010 to 2011

•   Chairman and Chief Executive Officer of EQT Corporation from 2000 to 2010

•   Chief Executive Officer and President of EQT Corporation from 1998 to 2007

Skills and Expertise:
The Board determined that Mr. Gerber should be nominated for election as a Director because of his executive leadership skills and extensive business experience in the energy industry and domestic unconventional oil and natural gas basins.
	Other Company Directorships:	Former Directorships in the Past 5 Years:
	• BlackRock, Inc. (since 2000) • United States Steel Corporation (since 2012)	• None

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PATRICIA HEMINGWAY HALL
Age 68 Director since: 2019 INDEPENDENT	Professional Experience:

•   Retired President and Chief Executive Officer of Health Care Service Corporation (mutual health insurance company which operates five Blue Cross and Blue Shield Plans)

•   Chief Executive Officer of Health Care Service Corporation from 2008 to 2015

•   President of Health Care Services Corporation from 2007 to 2015

Skills and Expertise:
The Board determined that Ms. Hemingway Hall should be nominated for election as a Director because of her executive leadership skills, business experience, public company board experience, and substantial corporate governance experience.
	Other Company Directorships:	Former Directorships in the Past 5 Years:
	• ManpowerGroup Inc. (since 2011) • Cardinal Health, Inc. (since 2013)	• Celgene Corporation (2018-2019)

ROBERT A. MALONE
Age 69 Director since: 2009 INDEPENDENT	Professional Experience:

•   Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc. (a bank holding company) since 2014

•   Chairman, President and Chief Executive Officer of The First National Bank of Sonora, Texas (a community bank owned by First Sonora Bancshares, Inc.) since 2014

•   Executive Vice President of BP plc, and Chairman of the Board and President, BP America Inc. (one of the nation’s largest producers of oil and natural gas) from 2006 to 2009

Skills and Expertise:
The Board determined that Mr. Malone should be nominated for election as a Director because of his energy industry expertise and executive leadership experience, including crisis management and safety performance.
	Other Company Directorships:	Former Directorships in the Past 5 Years:

•   Non-Executive Chairman of the Board of Peabody Energy Corporation (since 2016) following the Company’s emergence from bankruptcy and Director (since 2009)

•   Teledyne Technologies Incorporated (since 2015)

•   BP Midstream Partners GP LLC, the general partner of BP Midstream (since 2017)

• None

JEFFREY A. MILLER
Age 57 Director since: 2014 CHAIRMAN PRESIDENT, AND CHIEF EXECUTIVE OFFICER	Professional Experience:

•   Chairman of the Board, President and Chief Executive Officer of Halliburton since 2019

•   Member of the Board of Directors, President and Chief Executive Officer of Halliburton from 2017 to 2018

•   Member of the Board of Directors and President of Halliburton from 2014 to 2017

Skills and Expertise:
The Board determined that Mr. Miller should be nominated for election as a Director because of his energy industry expertise, executive and business development experience, and in-depth knowledge of Halliburton’s global operations.
	Other Company Directorships:	Former Directorships in the Past 5 Years:
	• None	• Atwood Oceanics, Inc. (2013-2017)

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BHAVESH V. (BOB) PATEL
Age 54 Director since: 2021 INDEPENDENT	Professional Experience:

•   Chief Executive Officer of LyondellBasell Industries (an international plastics, chemicals, and refining company) since 2015

•   Director of LyondellBasell Industries since 2018

•   Senior Vice President, Olefins and Polyolefins-Americas and Executive Vice President Olefins and Polyolefins Europe, Asia, International & Technology of LyondellBasell from 2010 to 2015

Skills and Expertise:
The Board determined that Mr. Patel should be nominated for election as a Director because of his chemical industry experience, executive leadership skills, public company board experience, and safety expertise.
	Other Company Directorships:	Former Directorships in the Past 5 Years:
	• Union Pacific Corporation (since 2017)	• None

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Directors’ Compensation

Directors’ Fees

All non-management Directors receive an annual retainer of $115,000, which remains unchanged since 2014. Consistent with the reduction of Mr. Miller’s salary in response to the COVID-19 pandemic and its impact on our business, the non-management Directors reduced their retainer by 20% on May 19, 2020, for the remainder of 2020. The Lead Independent Director receives an additional annual retainer of $30,000, and the chair of each Committee receives an additional annual retainer for serving as chair as follows: Audit - $25,000; Compensation - $20,000; Health, Safety and Environment - $15,000; and Nominating and Corporate Governance - $15,000. Non-management Directors are permitted to defer all or part of their fees under the Directors’ Deferred Compensation Plan.

Directors’ Equity Awards

All non-management Directors receive an annual equity award with a value of approximately $185,000, which remains unchanged since 2014, consisting of restricted stock units (RSUs), each of which represents the right to receive a share of common stock at a future date. These annual awards are made in December. The actual number of RSUs is determined by dividing $185,000 by the average of the closing price of our common stock on the NYSE on each business day during the month of November. The value of the award may be more or less than $185,000 based on the methodology described above for determining the number of RSUs to be awarded and the closing price of our common stock on the NYSE on the date of the award. Non-management Directors are permitted to defer all of their RSUs under the Directors’ Deferred Compensation Plan.

Additionally, when a non-management Director first joins the Board, he or she receives an equity award shortly thereafter of RSUs equal to a prorated value of the annual equity award of $185,000. The factor used to determine the prorated award is the number of whole months of service from the beginning of the month in which Board service begins to the following first of December divided by 12. The number of RSUs awarded is determined by dividing the prorated award amount by the average of the closing price of our common stock on the NYSE on each business day during the month immediately preceding the Director joining the Board.

Directors may not sell, assign, otherwise transfer, or encumber restricted shares (which were previously granted to non-management Directors) or RSUs until the restrictions are removed. Beginning in 2020 and to align our practices with peer companies, restrictions on RSUs lapse entirely on the first anniversary of the grant date with the applicable underlying shares of common stock distributed to the non-management Director unless the Director elected to defer receipt of the shares under the Directors’ Deferred Compensation Plan. Restrictions on RSUs granted prior to 2020 lapse 25% a year over four years. If a non-management Director has a separation of service from the Board before completing the specified number of service years from the applicable award date, any unvested RSUs would be forfeited, unless the Board determines to accelerate vesting. Restrictions on restricted shares and RSUs lapse following termination of Board service only under specified circumstances, which include death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service.

During the restriction period, Directors have the right to (i) vote restricted shares, but not shares underlying RSUs, and (ii) receive dividends or dividend equivalents in cash on restricted shares and RSUs that have not been deferred. RSUs that have been deferred receive dividend equivalents under the Directors’ Deferred Compensation Plan.

Directors’ Deferred Compensation Plan

The Directors’ Deferred Compensation Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Under the plan, non-management Directors are permitted to defer all or part of their retainer fees and all of the shares of common stock underlying their RSUs when they vest. If a non-management Director elects to defer retainer fees under the plan, then the Director may elect to have his or her deferred fees accumulate under an interest-bearing account or translate on a quarterly basis into Halliburton common stock equivalent units (SEUs) under a stock equivalents account. If a non-management Director elects to defer receipt of the shares of common stock underlying his or her RSUs when they vest, then those shares are retained as deferred RSUs under the plan. The interest-bearing account is credited daily with interest at the

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prime rate of Citibank, N.A. The SEUs and deferred RSUs are credited quarterly with dividend equivalents based on the same dividend rate as Halliburton common stock and those amounts are translated into additional SEUs or RSUs, respectively.

After a Director’s retirement, distributions under the plan are made to the Director in a single distribution or in annual installments over a 5- or 10-year period as elected by the Director. Distributions under the interest-bearing account are made in cash, while distributions of SEUs under the stock equivalents account and deferred RSUs are made in shares of Halliburton common stock. Ms. Dicciani and Messrs. Al Khayyal, Bennett, and Carroll have deferred retainer fees under the plan. Mses. Dicciani and Hemingway Hall, and Messrs. Al Khayyal, Albrecht, Bennett, and Carroll have deferred RSUs under the plan.

Directors’ Stock Ownership Requirements

We have stock ownership requirements for all non-management Directors to further align their interests with our shareholders. As a result, all non-management Directors are required to own Halliburton common stock in an amount equal to or in excess of the greater of (i) the annual base retainer in effect on the date the non-management Director is first elected to the Board multiplied by five or (ii) $500,000. The Nominating and Corporate Governance Committee reviews the holdings of all non-management Directors, which include restricted shares, other Halliburton common stock, and RSUs owned by the Director, at each May meeting. Each non-management Director has five years to meet the requirements, measured from the date he or she is first elected to the Board. Each non-management Director currently meets the stock ownership requirements or is on track to do so within the requisite five-year period.

Director Clawback Policy

We have a clawback policy under which we will seek, in all appropriate cases, to recoup incentive compensation paid to, awarded to, or credited for the benefit of a Director, if and to the extent that:

•	it is determined that, in connection with the performance of that Director’s duties, he or she breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, or recklessly disregarded his or her duty to exercise reasonable oversight; or

•	the Director is named as a defendant in a law enforcement proceeding for having breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, the Director disagrees with the allegations relating to the proceeding, and either (i) we initiate a review and determine that the alleged action is not indemnifiable or (ii) the Director does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions, or otherwise admits to the violation in a legal proceeding.

The disinterested members of the Board and the disinterested members of the Compensation Committee and the Nominating and Corporate Governance Committee may be involved in reviewing, considering, and making determinations regarding the Director’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the Director.

The policy also provides that, to the extent permitted by applicable law and not previously disclosed in a filing with the SEC, we will disclose in our proxy statement the circumstances of any recoupment arising under the policy or that there has not been any recoupment pursuant to the policy for the prior calendar year. There was no recoupment under the policy in 2020.

Matching Gift Programs

To further our support for charities, Directors may participate in the Halliburton Foundation’s matching gift programs for educational institutions, not-for-profit hospitals, and medical foundations. For each eligible contribution, the Halliburton Foundation makes a contribution of 2.25 times the amount contributed by the Director, subject to approval by its Trustees. The maximum aggregate of all contributions each calendar year by a Director eligible for matching is $50,000, resulting in a maximum aggregate amount contributed annually by the Halliburton Foundation in the form of matching gifts of $112,500 for any Director who participates in the programs. Neither the Halliburton Foundation nor we have made a charitable contribution, within the preceding three years, to any charitable organization in which a Director serves as an executive officer that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

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2020 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abdulaziz F. Al Khayyal	97,750	216,938	0	13,062	327,750
William E. Albrecht	97,750	216,938	0	7,713	322,401
M. Katherine Banks	97,750	216,938	0	28,528	343,216
Alan M. Bennett	122,750	216,938	0	123,090	462,778
Milton Carroll	112,750	216,938	0	32,787	362,475
Nance K. Dicciani	112,750	216,938	0	133,448	463,136
Murry S. Gerber	117,750	216,938	0	5,401	340,089
Patricia Hemingway Hall	97,750	216,938	0	116,277	430,965
Robert A. Malone	127,750	216,938	0	121,947	466,635

Fees Earned or Paid In Cash. The amounts in this column represent retainer fees earned in fiscal year 2020, but not necessarily paid in 2020. Refer to the section Directors’ Fees for information on annual retainer fees.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of RSUs awarded in 2020. We calculate the fair value of equity awards by multiplying the number of RSUs granted by the closing stock price as of the award’s grant date.

The number of restricted shares, RSUs, and SEUs held at December 31, 2020, by non-management Directors are:

Name	Restricted Shares	RSUs	SEUs
Abdulaziz F. Al Khayyal	0	42,555	13,281
William E. Albrecht	0	35,098	0
M. Katherine Banks	0	20,626	0
Alan M. Bennett	25,236	53,180	38,527
Milton Carroll	20,271	53,180	50,360
Nance K. Dicciani	14,843	44,646	14,995
Murry S. Gerber	2,000	21,519	0
Patricia Hemingway Hall	0	20,654	0
Robert A. Malone	14,843	21,519	0

Change in Pension Value and Nonqualified Deferred Compensation Earnings. None of the Directors had a change in pension value or nonqualified deferred compensation earnings that represented above market earnings in 2020.

All Other Compensation. This column includes compensation related to the matching gift programs under the Halliburton Foundation, the Accidental Death and Dismemberment program, dividends or dividend equivalents on restricted shares or RSUs, and dividend equivalents associated with the Directors’ Deferred Compensation Plan.

Directors who participated in the matching gift program and the corresponding match provided by the Halliburton Foundation in 2020 are: Dr. Banks - $24,750; Mr. Bennett - $90,000; Ms. Dicciani - $112,500; Ms. Hemingway Hall - $112,500; and Mr. Malone - $112,500.

Non-management Directors are provided an Accidental Death and Dismemberment benefit, the annual premium for which is $155.

Directors who received dividends or dividend equivalents on restricted shares or RSUs held on Halliburton record dates are: Dr. Banks - $3,623; Mr. Bennett - $7,949; Mr. Carroll - $6,385; Ms. Dicciani - $9,057; Mr. Gerber - $5,246; Ms. Hemingway Hall - $3,068; and Mr. Malone - $9,292.

Directors who received dividend equivalents attributable to their stock equivalents account under the Directors’ Deferred Compensation Plan are: Mr. Al Khayyal - $3,053; Mr. Bennett - $11,861; Mr. Carroll - $13,122; and Ms. Dicciani - $4,616.

Directors who received dividend equivalents attributable to their deferred RSUs under the Directors’ Deferred Compensation Plan are: Mr. Al Khayyal - $9,854; Mr. Albrecht - $7,558; Mr. Bennett - $13,125; Mr. Carroll - $13,125; Ms. Dicciani - $7,120; and Ms. Hemingway Hall - $554.

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Stock Ownership Information

Delinquent Section 16(a) Reports

The Company believes, based on our records and review of filings with the SEC, that during the fiscal year ended December 31, 2020, our Directors and executive officers complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our common stock, based on information contained in Schedules 13G filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	61,559,691	(1)	7.00%
55 East 52nd Street, New York, NY 10055
Capital World Investors	64,412,667	(2)	7.30%
333 South Hope Street, 55th Fl, Los Angeles, CA 90071
The Vanguard Group	101,229,649	(3)	11.45%
100 Vanguard Blvd, Malvern, PA 19355
(1)	BlackRock, Inc. is deemed to be the beneficial owner of 61,559,691 shares. BlackRock has sole power to vote or to direct the vote of 52,417,183 shares and has sole power to dispose or to direct the disposition of 61,559,691 shares.
(2)	Capital World Investors is deemed to be the beneficial owner of 64,412,667 shares. Capital World Investors has sole power to vote or to direct the vote of 64,412,667 shares and has sole power to dispose or to direct the disposition of 64,412,667 shares.
(3)	The Vanguard Group is deemed to be the beneficial owner of 101,229,649 shares. The Vanguard Group has sole power to dispose or to direct the disposition of 97,453,618 shares. The Vanguard Group has shared power to vote or to direct the vote of 1,381,498 shares and has shared power to dispose or to direct the disposition of 3,776,031 shares.

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The following table sets forth information, as of March 12, 2021, regarding the beneficial ownership of our common stock by each Director, each Named Executive Officer, and by all Directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner or Number of Persons in Group	Sole Voting and Investment Power(1)	Shared Voting or Investment Power	Percent of Class
Abdulaziz F. Al Khayyal	0		*
William E. Albrecht	16,000		*
M. Katherine Banks	2,768		*
Alan M. Bennett	27,236		*
Eric J. Carre	313,830		*
Milton Carroll	20,271		*
Nance K. Dicciani	27,172		*
Murry S. Gerber	580,052		*
Patricia Hemingway Hall	2,768		*
Lance Loeffler	265,794		*
Robert A. Malone	42,269		*
Jeffrey A. Miller	1,473,629		*
Bhavesh V. Patel	10,000		*
Joe D. Rainey	703,851		*
Mark J. Richard	391,570		*
Shares owned by all current Directors and executive officers as a group (21 persons)	5,457,206		*
*	Less than 1% of shares outstanding.
(1)	The table includes shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of March 12, 2021, for the following: Mr. Carre – 140,510; Mr. Loeffler – 114,667; Mr. Miller – 582,134; Mr. Rainey – 346,733; Mr. Richard – 142,032; and six unnamed executive officers – 771,766. Until the options are exercised, these individuals will not have voting or investment power over the underlying shares of common stock, but will only have the right to acquire beneficial ownership of the shares through exercise of their respective options. The table also includes restricted shares of common stock over which the individuals have voting power but no investment power.

HALLIBURTON | 2021 Proxy Statement	19

Proposal No. 2   Ratification of Selection of Principal Independent Public Accountants

The Audit Committee is responsible for the appointment, compensation, retention, oversight of the work, and evaluation of the principal independent public accountants retained to audit our financial statements. The Audit Committee and Board have approved the selection of KPMG LLP as our principal independent public accountants to examine our financial statements and books and records for the year ended December 31, 2021, and a resolution will be presented at the Annual Meeting to ratify this selection. The Audit Committee and Board believe that the continued retention of KPMG to serve as our principal independent public accountants for the year ended December 31, 2021, is in the best interests of Halliburton and our shareholders. Representatives of KPMG are expected to be present at the Annual Meeting and be available to respond to appropriate questions from shareholders.

KPMG began serving as our principal independent public accountants for the year ended December 31, 2002. The Audit Committee routinely reviews the performance and retention of our independent public accountants, including an evaluation of service quality, the nature and extent of non-audit services, and other factors required to be considered when assessing independence from Halliburton and its management. The Audit Committee also periodically considers whether there should be a rotation of the principal independent public accountants.

The affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

If the shareholders do not ratify the selection of KPMG, the Board will reconsider the selection of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS TO EXAMINE OUR FINANCIAL STATEMENTS AND BOOKS AND RECORDS FOR THE YEAR ENDING DECEMBER 31, 2021.

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Audit Committee Report

We operate under a written charter, a copy of which is available on Halliburton’s website at www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board for approval. We are also mindful of the observations provided in the Securities and Exchange Commission’s Statement on Role of Audit Committees in Financial Reporting and Key Reminders Regarding Oversight Responsibilities.

Halliburton’s management is responsible for preparing Halliburton’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain, oversee the work of, and evaluate the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.

In fulfilling our oversight role for the year ended December 31, 2020, we:

•	reviewed and discussed Halliburton’s audited financial statements with management;

•	discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Auditing Standard 1301 relating to the conduct of the audit;

•	received from KPMG the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding KPMG’s independence;

•	evaluated KPMG’s service quality; and

•	discussed with KPMG its independence and reviewed other matters required to be considered under Securities and Exchange Commission rules regarding KPMG’s independence.

Based on the foregoing, we recommended to the Board that the audited financial statements be included in Halliburton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

M. Katherine Banks
Alan M. Bennett
Nance K. Dicciani
Murry S. Gerber

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Fees Paid to KPMG LLP

During 2019 and 2020, we incurred the following fees for services performed by KPMG LLP.

	2019	2020
	(In millions)	(In millions)
Audit fees	$10.7	$10.7
Audit-related fees	0.1	0.2
Tax fees	0.5	0.6
TOTAL	$11.3	$11.5

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2019, and December 31, 2020. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries and reviews of our financial statements included in the Forms 10-Q we filed during fiscal years 2019 and 2020.

Audit-Related Fees

Audit-related fees were incurred for assurance and related services that are traditionally performed by the independent public accountants. These services primarily include attestation engagements required by contractual or regulatory provisions.

Tax Fees

The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees. In 2019, tax compliance and preparation fees total $0.1 million and tax advisory fees total $0.4 million, and in 2020, tax compliance and preparation fees total $0.2 million and tax advisory fees total $0.4 million.

Fee Approval Policies and Procedures

The Audit Committee has established a written policy that requires the approval by the Audit Committee of all services provided by KPMG as the principal independent public accountants that examine our financial statements and books and records and of all audit services provided by other independent public accountants. Prior to engaging KPMG for the annual audit, the Audit Committee reviews a Principal Independent Public Accountants Auditor Services Plan. KPMG then performs services throughout the year as approved by the Committee. KPMG reviews with the Committee, at least quarterly, a projection of KPMG’s fees for the year. Periodically, the Audit Committee approves revisions to the plan if the Committee determines changes are warranted. Our Audit Committee also considered whether KPMG’s provision of tax services as reported above are compatible with maintaining KPMG’s independence as our principal independent public accountants. All of the fees described above for services provided by KPMG were approved in accordance with the policy.

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Proposal No. 3   Advisory Approval of Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, our shareholders are being presented with the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this proxy statement. As reaffirmed by our shareholders at the 2017 Annual Meeting of Shareholders, consistent with our Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.

As described in detail under Compensation Discussion and Analysis, our executive compensation program is designed to attract, motivate, and retain our NEOs, who are critical to our success. Under the program, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased shareholder returns. Please read Compensation Discussion and Analysis for additional details about our executive compensation program, including information about the fiscal year 2020 compensation of our NEOs and our Board’s ongoing commitment to ensure that our program aligns with our long-term strategy and shareholder value creation.

The Compensation Committee continually reviews the compensation program for our NEOs to ensure the program achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. We believe our executive compensation program achieves the following objectives identified under Compensation Discussion and Analysis:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•	Target market competitive pay levels with a comparator peer group;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive shareholder returns;
•	Support our business strategies; and
•	Maximize the return on our human resource investment.

We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Halliburton’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

Our Board and our Compensation Committee value the opinions of our shareholders. The say-on-pay vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. However, the Compensation Committee considers shareholder feedback in its ongoing review of our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William E. Albrecht
Milton Carroll
Murry S. Gerber
Patricia Hemingway Hall
Robert A. Malone

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Compensation Discussion and Analysis

2020 CD&A At-A-Glance

This year’s Compensation Discussion and Analysis (CD&A) reviews the objectives and elements of Halliburton’s executive compensation program and discusses the 2020 compensation earned by our NEOs. It also explains the significant actions the Compensation Committee took based on its ongoing commitment to consider shareholder feedback and to ensure our senior leadership team continues to deliver the reliable execution, strong cash flow, and industry-leading returns that our shareholders expect.
Business Overview	Responsiveness	CEO Compensation

2020 was a year of constant challenge and change. In the first quarter of 2020, OPEC+ was initially unable to reach an agreement on production limits of crude oil, exacerbating the demand decline from the COVID-19 pandemic, severely impacting our industry.

Our swift and decisive cost actions and service delivery improvements reset our earnings power, delivering strong margins and cash flow. We also achieved historic bests in safety and service quality and continued to outperform on relative ROCE and TSR, demonstrating our resilience – even in a low-price environment.

Through this, sustainability remains central to our strategy, as we seek to deliver long-term financial value while minimizing our environmental footprint and having a positive impact on society. Halliburton is committed to continued evolution of sustainable, reliable energy solutions that align with our sustainability objectives.

More information about our 2020 business achievements are described in 2020 Performance and Compensation Overview on page 27.

Our compensation program received the support of 91% of the total votes cast at our 2020 Annual Meeting. These results indicated solid support of our shareholder outreach efforts during 2019, which resulted in significant changes to our program.

Effective January 1, 2020, we modified the financial metrics for determining short-term incentives and restructured our long-term incentives (starting with the 2020 PUP cycle award grant) to put increased emphasis on performance-based long-term incentives and equity under the PUP award, which is now 50% of the PUP award.

The Compensation Committee believes that our program closely aligns the interests of management with our shareholders’ interests. Nevertheless, we continued our extensive outreach efforts as part of our commitment to ensure continued shareholder support for our compensation program.

More information about our approach to shareholder engagement is described in Board Responsiveness to Shareholder Feedback on page 25.

The end of 2020 marked Mr. Miller’s third full year as our CEO since his promotion from COO. This milestone, plus the PUP changes effective January 1, 2020, makes understanding the year-over-year increase in the Summary Compensation Table (SCT) complicated in two ways:

At the time of Mr. Miller’s promotion from COO to CEO, the Compensation Committee approved a market-based adjustment to his target award opportunity, which was appropriately aligned with his expanded role and responsibilities. This resulted in an increase of $3.7M to his 2018 PUP cycle award payout.

We are required to report performance share awards from two different plan years in this proxy statement for 2020. This means that we are reporting both the cash earned for the 2018 PUP cycle and target equity granted for the 2020 cycle, resulting in an additional $5M to be reported in the Stock Awards column of the Summary Compensation Table.

More information about these actions and the impact on the SCT is described in CEO Compensation: Understanding the Summary Compensation Table on page 26.

2020 Pay Outcomes:
Effective May 1, 2020, Mr. Miller and the other NEOs voluntarily reduced their base salaries by 20% and 10%, respectively. Those salaries were reinstated by the Compensation Committee effective January 1, 2021. There were also no short-term incentives paid to any of our NEOs for the 2020 plan year. Although 2020 was challenging, our Return on Capital Employed (ROCE) for the three-year period ending December 31, 2020, was above the 75th percentile relative to our performance peer group, demonstrating our ability to be an outperformer under volatile market conditions. As a result, the 2018 cycle of PUP that ended December 31, 2020, yielded an award paid at 200% of target.

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2020 Named Executive Officers

Name	Age	Occupation
Jeffrey A. Miller	57	Chairman, President and Chief Executive Officer
Lance Loeffler	44	Executive Vice President and Chief Financial Officer
Eric J. Carre	55	Executive Vice President – Global Business Lines
Joe D. Rainey	64	President – Eastern Hemisphere
Mark J. Richard	59	President – Western Hemisphere

Board Responsiveness to Shareholder Feedback

Halliburton has always maintained open communications with the shareholder community. Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. Our ongoing, open dialogue with our shareholders helps ensure that the Board and management have a regular pulse on the views of our shareholders. These communications validate that our shareholders continue to be broadly supportive of the overall philosophy, objectives, and design of our program. They also provide us important perspectives on how to improve and better explain our program.

During 2020, members of our senior management team participated in 20 sell-side investor conferences, three roadshows, and held over 380 investor meetings. As is our practice, during proxy season engagement, management engaged in targeted outreach with numerous shareholders. Our Compensation Committee Chair also participated in this outreach effort. During this shareholder outreach, we contacted shareholders who collectively hold almost 50% of our outstanding common stock. We also met with many of those shareholders who collectively represented 28% of our outstanding shares. We reviewed the changes to our compensation program implemented by our Compensation Committee during 2020 and solicited their feedback on our compensation program, as well as our company strategy and performance, corporate governance, sustainability, and other topics.

The feedback from this effort indicated that our overall compensation program design is supported by our shareholders. For this and other reasons, the Compensation Committee determined that the overall structure of the compensation program is sound and closely aligns the interests of both company management and our shareholders. Based on shareholder feedback received in 2019, effective January 1, 2020, we:

Modified financial metrics for determining short-term incentives to increase our emphasis on free cash flow and capital discipline	Replaced CVA with two distinct metrics, weighted as follows, for the 2020 plan year: • 75% Net Operating Profit After-Taxes (NOPAT) • 25% Asset Turns
Increased emphasis on performance-based long-term incentives	Modified our long-term incentive mix (as illustrated in the graphic below):
• Increased weight of performance units to 70% (up from 50%) • Reduced weight of restricted stock to 30% • Eliminated stock options for NEOs
Added a second financial metric for determining long-term performance-based awards under the PUP	Added a relative Total Shareholder Return (TSR) modifier for the 2020 PUP performance cycle; compares performance to the Oilfield Services Index (OSX); penalizes bottom quartile performance or rewards top-quartile performance
Increased equity component of long-term incentives	Changed PUP to issue new awards (contingent on three-year performance period) 50% in stock (previously delivered entirely in cash) so that 65% of long-term incentives is delivered in equity

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Increased Emphasis on Long-Term Performance-Based Equity

CEO Compensation: Understanding the Summary Compensation Table

There are two key factors to consider when analyzing our CEO’s reported compensation in this year’s Summary Compensation Table (SCT):

•	Mr. Miller’s promotion to CEO, which increased his target market competitive pay levels, primarily impacting the amount earned under the Performance Unit Program in 2020 as compared to 2019; and
•	Based on shareholder feedback, we fundamentally changed the structure of our long-term incentives. As a result, we are required to report performance awards for 2020 from two different plan years in this proxy statement. This means that we are reporting both the cash earned for the 2018 PUP cycle and target level equity granted for the 2020 cycle, resulting in an additional $5M to be reported in the Stock Awards column of the SCT.

The graph below is intended to present a picture of Mr. Miller’s compensation for 2020, considering the above key issues. The $17.3M presented below for 2020 compensation is aligned with the intended target total compensation for Mr. Miller as determined by the Compensation Committee when setting executive compensation levels for 2020.

2019 Compensation: Amount reflects the total compensation earned in 2019 as reported in the SCT.

Other Compensation: Amount reflects the sum of the change in salary paid, restricted stock awarded, and NQDC earnings and all other compensation for 2020 as compared to 2019. Mr. Miller voluntarily reduced his salary by 20% effective May 1, 2020. His salary was reinstated by the Compensation Committee effective January 1, 2021.

Non-Equity Incentive Plan Compensation: Amount reflects the change in the 2018 cycle PUP award payout as compared to the 2017 cycle of the PUP. This increase in target compensation for the 2018 PUP was commensurate with Mr. Miller’s promotion from COO to CEO.

Performance Shares: Required Reporting: Represents the value of the target level award opportunity for the performance units awarded in equity for the 2020 cycle of the PUP that began January 1, 2020, and ends December 31, 2022. The amount reported is based on the grant date fair value of the award and will have actual value to Mr. Miller only if performance is achieved at the end of the performance cycle.

2020 Compensation: Amount reflects the total compensation earned by Mr. Miller in 2020 as reported in the SCT, as well as what the amount would have been if we had not restructured our long-term incentives beginning with the 2020 plan year and granted the performance shares.

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2020 Performance and Compensation Overview

Business Highlights

Despite 2020’s global pandemic and an unprecedented energy market downturn, our execution culture and core values turned what were once-in-a-lifetime challenges into extraordinary opportunities that reset Halliburton’s earnings power. During 2020:

•	Our dedicated employees embraced change as we fulfilled our value proposition to collaborate and engineer solutions to maximize asset value for our customers.
•	We demonstrated the strength of our international business that is deeper technically, geographically, and organizationally than ever before.
•	We redesigned our service delivery platform and reset our earnings power in the North American market, where we remain the leading integrated services provider.
•	Halliburton 4.0, our digital framework, permeates everything we do. We increased the breadth and depth of our digital offerings and delivered best-in-class performance across a spectrum of digital technologies.
•	We announced our commitment to the Science Based Targets initiative (SBTi), which will help us reduce our carbon footprint and environmental impact.
•	To advance sustainable energy solutions, we successfully launched Halliburton Labs – an accelerator, where entrepreneurs, academics, investors, and industrial labs come together to develop solutions that enable cleaner, affordable energy.
•	We focused on safety and service quality and delivered Company-best results.

Even though the market dynamics of 2020 were challenging, our results were relatively strong, especially when compared to our peers, as highlighted below.

Geographic Diversity
In 2020, we earned the majority of our revenue internationally. We reset our earnings power and improved margins in several key end markets, despite the activity slowdowns.

Cash Flow Execution

During 2020, we generated $1.9 billion of operating cash flow and had $728 million of capital expenditures, resulting in over $1.1 billion of free cash flow. This demonstrates our ability to generate strong free cash flow in different business environments. We additionally returned over $350 million to shareholders through dividends and share repurchases and repaid $500 million of debt.

*Management believes free cash flow, defined as “operating cash flow” less “capital expenditures”, is an important liquidity measure and useful to investors and management for assessing the business’s ability to generate cash.

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Capital Discipline

Market conditions changed and we quickly acted by reducing our capital expenditures by 52% to $728 million in 2020. These capital expenditures were predominantly made in our Sperry Drilling, Production Enhancement, Baroid, Artificial Lift, Wireline and Perforating, and Production Solutions product service lines.

Safety and Service Quality

We achieved exceptional safety and service quality performance during 2020. Our total recordable incident rate and non-productive time each improved over 20%, both historical bests across our business. This is a result of our employees’ continued commitment to safety and process execution, despite the year’s distractions.:

We delivered superior ROCE performance over the one-, three-, and five-year periods ending December 31, 2020, relative to the Oilfield Services Index (OSX), our two largest competitors, and our performance peer group. The details are depicted in the chart below:

Return on Capital Employed (ROCE)

(in percentage)

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We also delivered TSR over the one-, three-, five-, and ten-year periods ending December 31, 2020, that exceeded the TSR of the OSX and our performance peer group. We also outperformed the average TSR of our two largest competitors for the one-, five-, and ten-year periods ending December 31, 2020. The details are depicted in the chart below:

Total Shareholder Return (TSR)

(in percentage)

In the first quarter of 2020, OPEC+ was initially unable to reach an agreement to continue to impose limits on the production of crude oil, exacerbating the demand decline from the COVID-19 pandemic, resulting in the worst economic downturn our industry has ever experienced. Despite these challenges, we strongly rebounded, outperforming the OSX, our two largest competitors, and our performance peer group in terms of TSR between April 1 and December 31, 2020, as shown in the chart on the left below. Further, consistent with our strategy to deliver industry leading returns, we outperformed on TSR relative to the OSX in terms of percentage points over the one-, three-, five-, and ten-year periods ending December 31, 2020, as shown in the chart on the right below:

Total Shareholder Return (TSR)	HAL TSR greater than OSX
(in percentage)	(in percentage points)

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Our Executive Compensation Program Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•	Target market competitive pay levels with a comparator peer group;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive shareholder returns;
•	Support our business strategies; and
•	Maximize the return on our human resource investment.

Good Compensation Governance Practices At-A-Glance

What We Do	What We Don’t Do
Use mix of relative and absolute financial metrics	No repricing of underwater stock options
The majority of total direct compensation opportunity is performance-based, at-risk, and long-term (65% of long-term incentives is equity-based effective 2020)	No excessive perquisites
Deliver rewards that are based on the achievement of long-term objectives and the creation of shareholder value	No guaranteed bonuses or uncapped incentives
Maintain a clawback policy in the event of a material financial restatement or fraud	No single trigger vesting upon a change of control (applicable to awards to NEOs for 2019 forward)
Maintain robust executive and Director stock ownership requirements	No excise tax gross-ups
Use an independent, external compensation consultant	No hedging or pledging of company securities by executives and Directors
Benchmark against a relevant group of peer companies	No buyout or exchange of underwater options
Rigorous oversight of incentive metrics, goals, and pay-for-performance relationship	No special or one-time stock grants for internal promotions
Hold an annual say-on-pay vote	No liberal share counting or recycling

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Elements of our Executive Compensation Program for 2020

Halliburton’s executive compensation program for the 2020 plan year was composed of base salary, a short-term incentive, and long-term incentives as described below:

	Reward			How Award Value
	Element	Objective	Key Features	is Determined	2020 Decisions
FIXED	Base Salary	Compensates executives based on their responsibilities, experience, and skillset.	Fixed element of compensation paid in cash.	Benchmarked against a group of comparably sized corporations and industry peers.

Messrs. Loeffler and Richard received the second half of their two-year promotion-related increases. The other NEOs did not receive salary increases.

Additionally, Mr. Miller and the other NEOs voluntarily reduced their 2020 base salaries by 20% and 10%, respectively, effective May 1, 2020. Those salaries were reinstated by the Compensation Committee effective January 1, 2021. (Page 36)

	Short-Term Incentive	To motivate and incentivize performance over a one-year period.	Award value and measures are reviewed annually. Targets are set at the beginning of the year.	Performance measured against: • 75% NOPAT • 25% Asset Turns	Award values were targeted at the market median for 2020. There were no short-term incentives paid to any of our NEOs for the 2020 plan year. (Page 36)
AT RISK	Long-Term Incentives	To motivate and incentivize sustained performance over the long-term. Aligns interests of our NEOs with long-term shareholders.	Value is delivered: • 70% performance units measured over three years (1/2 in stock; 1/2 in cash) with relative TSR modifier • 30% restricted stock

The 2020 performance units measured against ROCE performance relative to performance peers and includes a relative TSR modifier.

Restricted stock grants have time-based vesting and value is driven by our share price.

Awards were targeted at the market median for 2020. (Page 38)

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As illustrated below, the majority of our CEO’s and NEOs’ total direct compensation opportunity is performance-based, at-risk, and long-term. The graphs depict the mix of total target direct compensation set for our CEO and NEOs for the 2020 plan year. As part of its process, the Compensation Committee makes decisions about target long-term incentive award opportunities for the following year during its regular December meeting. For the 2020 plan year, the Compensation Committee approved restricted stock grants in December 2019.

Setting Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program and has overall responsibility for making final decisions about total compensation for all of the NEOs, except for the CEO, which is set by the entire Board of Directors. As part of its annual process, the Compensation Committee works closely with senior management (as appropriate) and the Compensation Committee’s independent compensation consultant. This process ensures consistency from year to year and adherence to the responsibilities listed in the Committee’s Charter, which is available on our website.

The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Compensation Committee. The Compensation Committee, with input from its independent compensation consultant, discusses the elements of his compensation in executive session and makes a recommendation to all of the non-management Directors for discussion and final approval. At the Compensation Committee’s request, a member of our management team may attend the executive session to answer questions from the Compensation Committee.

The CEO, with input from the Compensation Committee’s independent compensation consultant, assists the Compensation Committee in setting compensation for the other NEOs.

Use of Independent Consultants and Advisors

The Compensation Committee engaged Pearl Meyer as its independent compensation consultant during 2020. Pearl Meyer does not provide any other services to us. The primary responsibilities of the independent compensation consultant were to:

•	Provide independent and objective market data;
•	Conduct compensation analysis;
•	Recommend potential changes to the comparator peer group and performance peer group;
•	Recommend plan design changes;
•	Advise on risks associated with compensation plans; and
•	Review and advise on pay programs and pay levels.

These services are provided as requested by the Compensation Committee throughout the year. Based on their review of our executive compensation program, Pearl Meyer concluded that our compensation plans do not appear to present any material risks to the Company or its shareholders in the design, metrics, interaction between, or administration of the incentive plans.

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Role of Benchmarking, Peer Companies, and Market Data

The Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group. The companies comprising the comparator peer group are selected based on the following considerations:

•	Market capitalization;
•	Revenue and number of employees;
•	Global impact and reach; and
•	Industry affiliation.

Industry affiliation includes companies that are involved in the oil and natural gas and energy services industries. With data provided by the independent compensation consultant, the Compensation Committee reviews the comparator peer group annually to ensure relevance.

The 2020 comparator peer group was composed of the following peer companies within the energy industry, as well as selected companies representing general industry. This peer group was utilized to determine market levels of total compensation for the 2020 plan year and was unchanged from 2019:

3M Company	Hess Corporation
Anadarko Petroleum Corporation	Honeywell International Inc.
Apache Corporation	Johnson Controls International plc
Baker Hughes	National Oilwell Varco, Inc.
Caterpillar Inc.	Occidental Petroleum Corporation
ConocoPhillips	Raytheon Company
Deere and Company	Schlumberger Limited
Emerson Electric Co.	Transocean Ltd.
Fluor Corporation	Weatherford International plc

Because of variances in market capitalization and revenue size among the companies comprising our comparator peer group, the market data is size adjusted by revenue as necessary so that it is comparable with our trailing 12 months revenue. These adjusted values are used to compare our executives’ compensation to those of the comparator peer group.

Total compensation for each NEO is structured to target market competitive pay levels in base salary and short- and long-term incentive opportunities. We also place an emphasis on variable pay at risk, which enables this compensation structure to position actual pay above or below the 50th percentile of our comparator peer group depending on performance.

A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards.

The independent compensation consultant gathers and performs an analysis of market data for each NEO, comparing each of their individual components of compensation and total compensation to that of the comparator peer group. This competitive analysis consists of comparing the market data of each of the pay elements and total compensation at the 25th, 50th, and 75th percentiles of the comparator peer group to current compensation for each NEO.

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Pay for Performance Analysis

As part of its analysis, the Compensation Committee reviews one-, three-, and five-year pay for performance against our performance peer group as identified in the section entitled “Long-term Incentives”. The review examines the degree of alignment between our ROCE performance compared to the ROCE performance of our performance peer group and our CEO’s realizable compensation relative to the realizable compensation of the CEOs in our comparator peer group.

Total realizable compensation consisted of the following:

•	base salary paid;
•	cash incentive payouts;
•	in-the-money value of stock options grants during the one-, three-, and five-year periods valued as of December 31, 2019;
•	face value of restricted stock grants during the one-, three-, and five-year periods valued as of December 31, 2019; and
•	for performance-based awards, (i) target value for awards still outstanding as of December 31, 2019, and (ii) realized value for performance periods beginning and ending within the one-, three-, and five-year periods.

This analysis supported the Compensation Committee’s determination that our pay and performance are appropriately aligned.

Determination of CEO and NEO Target Total Compensation

When determining target total compensation for the CEO, the Compensation Committee takes into consideration competitive market pay levels for the CEOs in the comparator peer group. The Compensation Committee also considers the CEO’s performance and accomplishments in the areas of business development and expansion, management succession, development and retention of management, ethical leadership, and the achievement of financial and operational objectives. Each year, our CEO and the members of the Board agree upon a set of objectives addressing the following areas:

•	Leadership and vision;
•	Integrity;
•	Keeping the Board informed on matters affecting Halliburton;
•	Performance of the business;
•	Development and implementation of initiatives that provide long-term economic benefits;
•	Accomplishment of strategic objectives; and
•	Development of management.
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The Board determined that Mr. Miller met these objectives in 2020 through the following achievements:

  LEADERSHIP AND VISION

•	Led the organization through an unprecedented decline in demand for oil and subsequent decline in oil prices caused by the global pandemic
•	Prioritized stakeholder communication and maintained high visibility with employees, shareholders, and customers
•	Facilitated a seamless Chief Legal Officer leadership transition

  INTEGRITY

•	Maintained unwavering commitment to our Code of Business Conduct (COBC)
•	Advocated for the Local Ethics Officer program which continues to be at the cutting edge of compliance initiatives
•	Expanded the Company’s core values to align more closely with racial equality expectations, a core element of our COBC

  KEEPING THE BOARD INFORMED

•	Communicated regularly with the members of the Board providing status reports and notifications on business issues and providing unfettered access to management and subject matter experts

  PERFORMANCE OF THE BUSINESS

•	Reset earnings power and eliminated $1 billion of structural cost
•	Reduced debt by $500 million
•	Generated $1.1 billion of free cash-flow
•	Outperformed the OSX, our two largest competitors, and our performance peer group in terms of ROCE over the one-, three-, and five-year periods ending December 31, 2020; delivered superior TSR performance relative to the OSX and our performance peer group over the one-, three-, five-, and ten-year periods ending December 31, 2020, and outperformed the average TSR of our two largest competitors for the one-, five-, and ten-year periods ending December 31, 2020
•	Maintained unwavering commitment to our Health, Safety and Environment program

  DEVELOP AND IMPLEMENT INITIATIVES THAT PROVIDE LONG-TERM ECONOMIC BENEFITS

•	Continued Company focus on evolving market trends, first of its kind technology development, and automation
•	Continued to institutionalize Continuous Improvement which drives profitability, capacity, and greater flexibility
•	Executed key steps to increase environmental, social, and governance focus

  ACCOMPLISHMENT OF STRATEGIC OBJECTIVES

•	Deployed key future technologies demonstrating focus on capital efficiency
•	Executed key integration initiatives across multiple segments of the business
•	Advanced cleaner, affordable energy by committing to Science Based Targets and successfully launching Halliburton Labs clean energy accelerator

  DEVELOPMENT OF MANAGEMENT

•	Continued to expose management to the Board via spotlight presentations, focused on our robust succession management process with a closer look at our sustainable leadership pipeline, and focused on talent development with an emphasis on diversity, equality, and respect initiatives

Other NEO compensation is determined similar to that of the CEO by evaluating each NEO’s performance and considering the market competitive pay levels of the comparator peer group for the NEO’s position. The Compensation Committee also considers the importance of keeping our management team focused and stable, especially given that other oilfield services companies have aggressively recruited our NEOs and other executives in the past. In fact, over thirty of our former executives have departed to become CEOs and/or senior executives of other oilfield services companies.

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2020 Executive Compensation Outcomes

Base Salary

The Compensation Committee generally targets base salaries at the median of the comparator peer group. The Compensation Committee also considers the following factors when setting base salary:

•	Level of responsibility;
•	Experience in current role and equitable compensation relationships among internal peers;
•	Performance and leadership; and
•	External factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor.

Salary reviews are conducted annually to evaluate each executive. Individual salaries are not necessarily adjusted each year.

At its regular December 2019 meeting, the Compensation Committee determined that the January 1, 2020, base salaries for our NEOs would remain unchanged from 2019 with the exceptions of Messrs. Loeffler and Richard, both of whom received the second half of their two-year promotion-related increases of 16.9% and 11.7%, respectively.

In response to the substantial decline in global demand for oil caused by the COVID-19 pandemic, as well as the impact of the pandemic on the broader economic environment and our business, Mr. Miller and the other NEOs voluntarily reduced their base salaries by 20% and 10%, respectively, effective May 1, 2020. Base salary levels were restored to their pre-reduction levels on January 1, 2021.

Short-term (Annual) Incentive

The Annual Performance Pay Plan is designed to provide executives and other key members of management the opportunity to earn an annual cash bonus based on the annual performance of the Company. The Annual Performance Pay Plan places a significant percentage of each NEO’s annual cash compensation at risk and aligns the interests of executives and shareholders. It is administered in accordance with the terms of the Stock and Incentive Plan.

2020 Target Award Opportunities

Individual incentive award opportunities are established as a percentage of base salary at the beginning of the plan year based on market competitive targets. The maximum award a NEO can receive is limited to two times the target opportunity level. The level of achievement of annual performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year. The Compensation Committee set incentive award opportunities under the plan for 2020 as follows:

NEO	Threshold	Target	Maximum
Mr. Miller	60%	150%	300%
Mr. Loeffler	40%	100%	200%
Mr. Carre	40%	100%	200%
Mr. Rainey	44%	110%	220%
Mr. Richard	44%	110%	220%

Threshold, Target, and Maximum opportunity dollar amounts can be found in the Grants of Plan-Based Awards in Fiscal 2020 table.

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2020 Financial Performance Metrics and Results

For 2020, as discussed above, performance under the Annual Performance Pay Plan was based on the achievement of new, pre-established performance metrics: Net Operating Profit After-Taxes (NOPAT) and Asset Turns. The Compensation Committee selected these metrics because they are key financial measures upon which we set our performance expectations for the year and place an increased emphasis on free cash flow and capital discipline.

(1)	Average Net Assets excludes cash and marketable investments, and current and non-current deferred income tax assets.
(2)	Average Net Liabilities excludes current and long-term debt, which includes finance lease liabilities, and non-current deferred income tax liability.

Adjustments in the calculation of NOPAT and Asset Turns may, at times, be approved by the Compensation Committee and can include the treatment of unusual items that may have impacted our actual results.

At the beginning of each plan year, the Compensation Committee approves an incentive award schedule that equates levels of performance with cash reward opportunities. The performance goals range from “Threshold” to “Target” to “Maximum”. Threshold reflects the minimum performance level which must be achieved in order for any award to be earned and Maximum reflects the maximum awards that can be earned.

The performance goals are based on our annual operating plan, as reviewed and approved by our Board, and are set at levels to meet or exceed shareholder expectations of our performance, as well as expectations of the relative performance to our competitors. Given the cyclical nature of our business, our performance goals vary from year to year, which can similarly impact the difficulty in achieving the goals. The Compensation Committee may also consider other business performance factors that are important to our investors, including health, safety, environment, and service quality, in determining the final payout amounts under the Annual Performance Pay Plan.

At the beginning of 2020, the Compensation Committee set performance goals for our NEOs based on company-wide consolidated NOPAT results. Threshold NOPAT was based on 90% of planned Operating Income, Target NOPAT on 100% of planned Operating Income, and Maximum NOPAT on 110% of planned Operating Income. Threshold Asset Turns was based on 98% of planned Revenues, Target Asset Turns on 100% of planned Revenues, and Maximum Asset Turns on 102% of planned Revenues. Net Invested Capital was based on 100% of our operating plan in all performance range scenarios.

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The Compensation Committee set the 2020 award levels, targeted to the market median, for our NEOs based on the company-wide consolidated NOPAT and Asset Turns results. The performance goals for the 2020 plan year are noted in the table below:

		Performance Range
Metrics	Weighting	Threshold	Target	Maximum	Actual
NOPAT	75%	$1,350 M	$1,510 M	$1,671 M	-$2,293 M
Asset Turns	25%	1.40	1.43	1.46	1.18

Because actual 2020 Asset Turns and NOPAT results were both below Threshold, our NEOs did not receive a payout under the Annual Performance Pay Plan. As evidence of the Compensation Committee’s commitment to setting robust targets, over the past ten years, the Annual Performance Pay Plan achieved Maximum performance levels four times, Target performance levels two times, and fell short of the Threshold performance level four times, resulting in no payout.

Long-Term Incentives

The Stock and Incentive Plan is designed to reward consistent achievement of value creation and operating performance goals, align management with shareholder interests, and encourage long-term perspective and commitment. Long-term incentives represent the largest component of total executive compensation opportunity.

Using a mix of incentive vehicles allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market, in addition to maintaining an incentive to meet performance goals. For the 2020 plan year, the Compensation Committee used the following combination of equity vehicles for long-term incentive grants:

Vehicle	Weighting	Purpose
Performance Units	70% of Award	Rewards achievement of specific financial goals measured over a three-year performance period
Restricted Stock(1)	30% of Award	Supports leadership retention/stability objectives; five-year vesting period
(1)	Restricted stock grants are generally subject to a graded vesting schedule of 20% per year over five years. However, different vesting schedules may be utilized at the discretion of the Compensation Committee. Shares of restricted stock receive dividend or dividend equivalent payments.

Individual Incentive Opportunities

In determining the size of long-term incentive awards, the Compensation Committee first considers market data for comparable positions and then may adjust the awards upwards or downwards based on the Compensation Committee’s review of internal equity. This can result in positions of similar magnitude and pay receiving awards of varying size. Awards are targeted to the market median.

As part of its process, the Compensation Committee makes decisions about target long-term incentive award opportunities for the following year during its regular December meeting. For the 2020 plan year, the Compensation Committee approved restricted stock grants in December 2019.

Individual incentive opportunities are established based on market references and the NEO’s role within the organization. In the Grants of Plan-Based Awards in Fiscal 2020 table, the Threshold, Target, and Maximum columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards indicate the potential cash payout for each NEO under the Performance Unit Program (PUP) for the 2020 cycle and the Threshold, Target, and Maximum columns under the heading Estimated Future Payouts Under Equity Incentive Plan Awards indicate the potential shares vesting for each NEO under the PUP for the 2020 cycle. The potential payouts are performance driven and completely at risk. Actual payouts and shares vesting, if any, will not be determined until the three-year cycle closes on December 31, 2022.

A Closer Look at the Performance Unit Program

The PUP provides NEOs and other selected executives with incentive opportunities based on our consolidated ROCE during a three-year performance period. This program reinforces our objectives for sustained long-term performance and value creation. It also reinforces strategic planning processes and balances short- and long-term decision making.

The program measures ROCE on a relative basis to the results of a pre-determined performance peer group over three years.

The performance peer group used for the PUP is comprised of oilfield equipment and services companies and domestic and international exploration and production companies. This peer group is used for the PUP because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate industry group for measuring our relative performance.

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The three-year performance period aligns this measurement with our and our performance peer group’s business cycles. ROCE indicates the efficiency and profitability of our capital investments and is determined based on the ratio of earnings divided by average capital employed. The calculation is as follows:

Why ROCE?
Highly correlated to stock price performance over the long-term, applying drivers that management can directly influence	Overwhelmingly supported by our shareholders.
Aligned with our strategy of delivering industry-leading returns across the business cycle.	Eliminates the subjectivity inherent in setting long-term absolute targets in a cyclical industry.
Reinforces the Company’s objective for sustained long-term performance and value creation.	Provides our management team with clear line of sight to long-term financial results.

Consistent with our executive compensation objectives and strategy to deliver leading returns in our industry, over the past 10 years the performance of PUP exceeded the 75th percentile five times, has fallen between the 50th and 75th percentile four times, and been below the 50th percentile only one time. We believe that this long-term focus on generating superior returns within our industry also correlates with our industry TSR outperformance over the same period of time.

2020 Cycle PUP

For the 2020 cycle, consistent with the design from the prior year, the Compensation Committee set the performance measures on a 100% relative ROCE basis with relative performance to be measured as of the three-year period ending December 31, 2022.

The 2020 PUP peer group was changed from the prior year peer group. Anadarko Petroleum Corporation was removed for the 2020 cycle because it was acquired by another public company.

The performance peer group used for the 2020 PUP consists of the following companies:

Apache Corporation	National Oilwell Varco, Inc.
Baker Hughes	Schlumberger Limited
Chesapeake Energy Corporation	Superior Energy Services, Inc.
Devon Energy Corporation	TechnipFMC
Hess Corporation	Transocean Ltd.
Marathon Oil Corporation	Weatherford International plc
Murphy Oil Corporation	The Williams Companies, Inc.
Nabors Industries Ltd.

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2020 Cycle – Performance Matrix

At the end of the three-year award cycle, the average ROCE of Halliburton and the performance peer group will be calculated and performance percentiles will be determined. If Halliburton’s relative performance ranking is between the 25th and 75th percentiles, the payout will be interpolated accordingly. If Halliburton’s relative performance ranking is below the 25th percentile, there will not be a payout.

In addition, as discussed above, based on shareholder feedback, the Compensation Committee also introduced a relative TSR modifier that compares three-year performance against the OSX and can increase or decrease the incentive opportunity payout by 25%. The modifier imposes an award penalty for bottom quartile performance and an incentive for top quartile performance as follows:

			Relative TSR Modifier
			Lower Quartile	2nd/3rd Quartile	Upper Quartile[2]
			Performance	Performance	Performance
			≤25th percentile	>25th percentile & <75th	≥75th percentile
		Unadjusted		percentile
		Incentive		MULTIPLIER
		Opportunity[1]	75%	100%	125%
HAL ROCE Ranking vs. Performance	Below Threshold <25th percentile	0%	0% (0% x 75%)	0% (0% x 100%)	0% (0% x 125%)
Peer Group	Threshold 25th percentile	25%	18.75% (25% x 75%)	25% (25% x 100%)	31.25% (25% x 125%)
	Plan 50th percentile	100%	75% (100% x 75%)	100% (100% x 100%)	125% (100% x 125%)
	Challenge ≥75th percentile	200%	150% (200% x 75%)	200% (200% x 100%)	250% (200% x 125%)
[1]	If Halliburton’s relative ROCE performance ranking is between the 25th and 75th percentiles, the payout will be interpolated accordingly.
[2]	If TSR is in the upper quartile but negative, the TSR Modifier will not apply.

Any awards earned at the end of the 2020 cycle will be issued 50% in stock and 50% in cash.

2018 Cycle PUP

The table below shows the incentive opportunity based on Halliburton’s ROCE performance relative to that of our performance peer group for the 2018 cycle of the PUP that ended on December 31, 2020. We achieved ROCE of -2.1% which was above the 75th percentile of our performance peer group’s ROCE of -3.7% and yielded an award paid at 200% of the target opportunity level.

2018 Cycle – Performance Matrix

	Threshold	Target	Maximum
Halliburton Ranking vs. Performance Peer Group	25th Percentile	50th Percentile	75th Percentile
Incentive Opportunity as a % of Target	25%	100%	200%

The NEOs received payments in 2021 as set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The program allows for rewards to be paid in cash, stock, or a combination of cash and stock.

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Other Executive Benefits and Policies

Retirement and Savings Plan

All NEOs may participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees. The matching contribution amounts we contributed on behalf of each NEO are included in the Supplemental Table: All Other Compensation.

Supplemental Executive Retirement Plan

The objective of the Supplemental Executive Retirement Plan, or SERP, is to provide a competitive level of pay replacement upon retirement. The current pay replacement target is 75% of base salary at age 65 with 25 years of service, using the highest annual salary during the last three years of employment.

The material factors and guidelines considered in making an allocation include: (i) retirement benefits provided, both qualified and nonqualified; (ii) current compensation; (iii) length of service; and (iv) years of service to normal retirement.

The calculation takes into account the following variables: (i) base salary; (ii) years of service; (iii) age; (iv) employer portion of qualified plan savings; (v) age 65 value of any defined benefit plan; and (vi) existing nonqualified plan balances and any other retirement plans.

Several assumptions are made annually and include a base salary increase percentage, qualified and nonqualified plan contributions and investment earnings, and an annuity rate. These factors are reviewed and approved annually by the Compensation Committee in advance of calculating any awards.

To determine the annual benefit, external actuaries calculate the total lump sum retirement benefit needed at age 65 from all company retirement sources to produce an annual retirement benefit of 75% of highest annual salary during the last three years of employment. Company retirement sources include any Company contributions to qualified benefit plans and contributions to nonqualified benefit plans. If the combination of these two sources does not yield a total retirement balance that will meet the 75% objective, then contributions may be made annually through the SERP to bring the total benefit up to the targeted level.

To illustrate, assume $10 million is needed at age 65 to produce an annual retirement benefit equal to 75% of base salary. The participant is projected to have $3 million in his qualified benefit plans resulting from Company contributions at retirement and $4  million in his nonqualified retirement plans resulting from Company contributions at retirement. Since the total of these two sources is $7 million, a shortfall of $3 million results. This is the amount needed to achieve the 75% pay replacement objective. This shortfall may be offset through annual contributions to the SERP.

Participation in the SERP is limited to the direct reports of the CEO and other selected executives as recommended by the CEO and approved at the discretion of the Compensation Committee. However, participation one year does not guarantee future participation. In 2020, the Compensation Committee authorized retirement allocations under the SERP to all NEOs as listed in the Supplemental Table: All Other Compensation and the 2020 Nonqualified Deferred Compensation table.

All of the NEOs, except Mr. Loeffler, are fully vested in their respective account balances. Balances for active and terminated participants earn interest at an annual rate of 5% and 10%, respectively.

Elective Deferral Plan

All NEOs may participate in the Halliburton Elective Deferral Plan, which was established to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation in order to help meet retirement and other future income needs.

Participants may elect to defer up to 75% of their annual base salary and up to 75% of their incentive compensation into the plan. Deferral elections must be made on an annual basis, including the type and timing of distribution. Plan earnings are based on the NEO’s choice of up to 12 investment options with varying degrees of risk, including the risk of loss. Investment options may be changed by the NEO daily.

In 2020, none of our NEOs participated in this plan. Messrs. Rainey and Richard have account balances from participation in the plan in prior years. Messrs. Miller, Loeffler, and Carre are not participants in the plan. Further details can be found in the 2020 Nonqualified Deferred Compensation table.

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Benefit Restoration Plan

The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code (IRC) or due to participation in other plans we sponsor and to defer compensation that would otherwise be treated as excessive remuneration within the meaning of IRC Section 162(m). Awards are made annually to those who meet these criteria and earned interest at an annual rate as defined by the plan document. Awards and corresponding interest balances are 100% vested and distributed upon separation.

In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, plan participants earned interest at an annual rate of 6% in 2020.

In 2020, all NEOs received awards under this plan in the amounts included in the Supplemental Table: All Other Compensation and the 2020 Nonqualified Deferred Compensation table.

Perquisites

Effective January 1, 2019, we eliminated several perquisites including tax gross ups for personal use of corporate aircraft, executive physical examinations, and financial planning reimbursements. We also eliminated reimbursements for country club dues for all of our NEOs.

We do not provide cars to our NEOs. However, a car and part-time driver is available for Mr. Miller’s limited use as needed for security purposes and so that he can work while in transit to meet customers or attend business-related functions.

We provided security at the personal residences of Mr. Miller during 2020.

As a result of the recommendations provided by an independent, third-party security consultant, the Board has determined that Mr. Miller must use company aircraft for all travel. The security study also recommends that his spouse and children use company-provided aircraft.

Mr. Rainey is an expatriate under our long-term expatriate business practice. A differential is commonly paid to expatriates in assignment locations where the cost of goods and services is greater than the cost for the same goods and services in the expatriate’s home country. Differentials are determined by Mercer/ORC, a third-party consultant. Mr. Rainey receives certain assignment allowances, including a goods and services differential and host country housing and utilities. He also participates in our tax equalization program, which neutralizes the tax effect of the international assignment and approximates the tax obligation the expatriate would pay in his home country.

Specific amounts for the above-mentioned perquisites are detailed for each NEO in the Supplemental Table: All Other Compensation.

Clawback Policy

We have a clawback policy under which we will seek to recoup incentive compensation in all appropriate cases paid to, awarded, or credited for the benefit of any of our executive officers, which include all NEOs, if and to the extent that:

•	The amount of incentive compensation was calculated based on the achievement of financial results that were subsequently reduced due to a restatement of our financial results;
•	The officer engaged in fraudulent conduct that caused the need for the restatement; and
•	The amount of incentive compensation that would have been paid to, awarded, or credited for the benefit of the officer, had our financial results been properly reported, would have been lower than the amount actually paid, awarded, or credited.

The policy also provides that we will seek to recoup incentive compensation in all appropriate cases paid to, awarded to, or credited for the benefit of any of our executive officers, which include all NEOs, and certain other senior officers, if and to the extent that:

•	It is determined that, in connection with the performance of that officer’s duties, he or she breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, or failed to supervise an employee who substantially participated in such a violation; or
•	The officer is named as a defendant in a law enforcement proceeding for having breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, the officer disagrees with the allegations relating to the proceeding, and either (i) we initiate a review and determine that the alleged action is not indemnifiable or (ii) the officer does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions, or otherwise admits to the violation in a legal proceeding.

The disinterested members of the Board and the disinterested members of the Compensation Committee and the Nominating and Corporate Governance Committee may be involved in reviewing, considering, and making determinations regarding the officer’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the officer.

The policy also provides that, to the extent permitted by applicable law and not previously disclosed in a filing with the SEC, we will disclose in our proxy statement the circumstances of any recoupment arising under the policy or that there has not been any recoupment pursuant to the policy for the prior calendar year. There was no recoupment under the policy in 2020.

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Stock Ownership Requirements

We have stock ownership requirements for our executive officers, which include all NEOs, to further align their interests with our shareholders.

Our CEO is required to own Halliburton common stock in an amount equal to or in excess of six times his annual base salary. Executive officers that report directly to the CEO are required to own an amount of Halliburton common stock equal to or in excess of three times their annual base salary, and all other executive officers are required to own an amount of Halliburton common stock equal to or in excess of two times their annual base salary. The Compensation Committee reviews their holdings, which include restricted shares and all other Halliburton common stock owned by the officer, at each December meeting. Each executive officer has five years to meet the requirements, measured from the date the officer becomes subject to the ownership level for the applicable office.

After the five-year stock ownership period, as described above, executive officers who have not met their minimum ownership requirement must retain 100% of the net shares acquired upon restricted stock vesting until they achieve their required ownership level. During this time period, any stock option exercise must be an exercise and hold.

As of December 31, 2020, all NEOs met the requirements.

Hedging and Pledging Policy

We have a policy under which our Directors and executive officers, which include all NEOs, and certain senior officers are prohibited from:

•	hedging activities related to Halliburton securities; and
•	the pledging of Halliburton securities.

The policy defines hedging activities as the use of any financial instrument designed to hedge or offset a change in the market value of any Halliburton security, and defines pledging as the use of a Halliburton security or any related derivative security as collateral for any form of indebtedness.

Additionally, the policy:

•	discourages all employees and Directors from speculative activities in Halliburton securities and related derivative securities, such as puts or call options;
•	applies to all Halliburton securities, including restricted stock, restricted stock units, options, and debt securities, which are issued by any Halliburton entity, and any other security directly or indirectly exercisable for or convertible or exchangeable into any Halliburton security; and
•	applies regardless of whether or not the securities were acquired from our equity compensation plans.

Elements of Post-Termination Compensation and Benefits

Termination events that trigger payments and benefits include normal or early retirement, cause, death, disability, and voluntary termination. Post-termination or change-in-control payments may include severance, accelerated vesting of restricted stock and stock options, payments under cash-based short- and long-term incentive plans, share vesting under the long-term incentive plan, payout of nonqualified account balances, and health benefits, among others. The impact of various events on each element of compensation for the NEOs is detailed in the Post-Termination or Change-In-Control Payment table.

Impact of Regulatory Requirements on Compensation

IRC Section 162(m) generally disallows a tax deduction to public companies for compensation paid to the CEO, CFO, or any of the three other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Effective for tax years beginning after December 31, 2017, Section 162(m) has been revised to eliminate the performance-based compensation exception.

Although the tax deductibility of compensation is a consideration evaluated by our Compensation Committee, the Committee believes that the elimination of the deduction on compensation payable in excess of the $1 million limitation for our NEOs is not material relative to the benefit of being able to attract and retain talented management. Accordingly, our Compensation Committee will continue to pay compensation that is not deductible.

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Executive Compensation Tables

Summary Compensation Table

The following tables set forth information regarding our CEO, CFO, and our three other most highly compensated executive officers for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey A. Miller	2020	1,300,000	0	9,687,697	0	9,456,914	252,566	1,622,208	22,319,385
Chairman, President and Chief Executive Officer	2019	1,500,000	0	3,584,073	0	5,730,380	139,300	1,799,861	12,753,614
	2018	1,400,000	0	3,137,712	1,253,184	9,628,708	47,006	1,533,288	16,999,898
Lance Loeffler	2020	709,333	0	2,554,478	0	0	19,725	504,508	3,788,044
Executive Vice President and Chief Financial Officer	2019	650,000	0	888,858	0	0	4,656	465,091	2,008,605
	2018	375,000	0	1,316,925	626,190	60,626	269	218,632	2,597,642
Eric J. Carre	2020	746,667	0	2,455,778	0	2,534,094	89,513	697,483	6,523,535
Executive Vice President – Global Business Lines	2019	800,000	0	848,065	0	2,485,124	45,466	737,503	4,916,158

Joe D. Rainey	2020	849,333	0	3,256,812	0	3,378,792	490,397	4,868,394	12,843,728
President – Eastern Hemisphere	2019	910,000	0	1,129,322	0	3,307,924	409,467	2,368,494	8,125,207
	2018	875,000	0	1,223,016	488,976	5,240,944	11,626	3,135,200	10,974,762
Mark J. Richard	2020	756,000	0	3,226,875	0	2,000,000	123,041	1,337,580	7,443,496
President – Western Hemisphere	2019	716,678	0	1,129,322	0	1,656,000	88,574	1,321,431	4,912,005

Supplemental Summary Compensation Table Information for CEO

As described in the CD&A section entitled “CEO Compensation: Understanding the Summary Compensation Table”, there are two key factors to consider when analyzing our CEO’s reported compensation in this year’s Summary Compensation Table (SCT):

•	Mr. Miller’s promotion to CEO in 2018, which increased his target market competitive pay levels, primarily impacting the amount earned under the Performance Unit Program in 2020 as compared to 2019; and
•	Based on shareholder feedback, we fundamentally changed the structure of our long-term incentives. As a result, we are required to report performance awards for 2020 from two different plan years in this proxy statement. This means that we are reporting both the cash earned for the 2018 PUP cycle and target equity granted for the 2020 PUP cycle, resulting in an additional $5M being reported in the Stock Awards column of the SCT.

The following table shows 2020 total compensation as reported in the SCT adjusted to remove the value attributed to the target level equity performance shares granted for the 2020 PUP cycle. This table is not intended to replace the SCT. The table is intended to present a picture of Mr. Miller’s compensation for 2020 as viewed by the Compensation Committee when setting target total compensation for Mr. Miller.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey A. Miller	2020	1,300,000	0	4,691,304	0	9,456,914	252,566	1,622,208	17,322,992

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Salary. The amounts in the Salary column reflect the salary earned by each NEO.

Stock Awards. The amounts in the Stock Awards column reflect the aggregate grant date fair value of the restricted stock and performance shares awarded in 2020. As noted in the Supplemental Summary Compensation Table Information for CEO, the amount for performance shares awarded in 2020 has been removed from that table. Each amount reflects an accounting expense and does not correspond to actual value that may be realized by a NEO in the future. Except where there is a distinction to make between the two types of awards, this proxy statement refers to both restricted stock and restricted stock units as “restricted stock”. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares or restricted stock units granted by the closing stock price on the grant date. For the performance shares, a Monte Carlo simulation that uses a probabilistic approach was performed by an actuary to determine grant date fair value. The NEOs may never realize any value from these performance shares and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.

Option Awards. As discussed in Compensation Discussion and Analysis, we discontinued granting Option Awards to NEOs in 2019.

Non-Equity Incentive Plan Compensation. The Non-Equity Incentive Plan Compensation column reflects amounts earned in 2020 and paid in 2021 for the 2018 cycle Performance Unit Program.

The 2018 cycle Performance Unit Program amounts paid to each NEO are: $9,456,914 for Mr. Miller; $2,534,094 for Mr. Carre; $3,378,792 for Mr. Rainey; and $2,000,000 for Mr. Richard. Mr. Loeffler was not a participant in the 2018 cycle Performance Unit Program. The amounts paid to the NEOs for the 2018 cycle Performance Unit Program differ from what is shown in the Grants of Plan-Based Awards in Fiscal Year 2020 table under Estimated Future Payments Under Non-Equity Incentive Plan Awards. That table indicates the potential award amounts payable in cash under the 2020 cycle Performance Unit Program, which will close on December 31, 2022.

As discussed in the Compensation Discussion and Analysis, no amounts were earned by our NEOs under the 2020 Halliburton Annual Performance Pay Plan because the minimum threshold performance level was not achieved.

Change in Pension Value and NQDC Earnings. The amounts in the Change in Pension Value and NQDC Earnings column are attributable to the above-market earnings for various nonqualified plans. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable nonqualified plan document and the Internal Revenue Service Long-Term 120% AFR rate as of December 31, 2020. The 120% AFR rate used for determining above-market earnings in 2020 was 1.58%.

Supplemental Executive Retirement Plan Above-Market Earnings. The current interest rate for active participant accounts in the Supplemental Executive Retirement Plan is 5% as defined by the plan document. The above-market earnings for active participants equaled 3.42% (5% (plan interest) minus 1.58%) for 2020.

NEOs earned above-market earnings for their balances associated with the plan as follows: $226,453 for Mr. Miller; $17,594 for Mr. Loeffler; $77,522 for Mr. Carre; $232,796 for Mr. Rainey; and $39,758 for Mr. Richard.

Benefit Restoration Plan Above-Market Earnings. In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, the above-market earnings associated with this plan were 4.42% (6% (plan interest) minus 1.58%) for 2020.

NEOs earned above-market earnings for their balances associated with the plan as follows: $26,113 for Mr. Miller; $2,131 for Mr. Loeffler; $11,991 for Mr. Carre; $23,881 for Mr. Rainey; and $7,546 for Mr. Richard.

Elective Deferral Plan Above-Market Earnings. The average NEO earnings for the balances associated with the Elective Deferral Plan were 6.78% for 2020. The above-market earnings associated with this plan equaled 5.20% (6.78% minus 1.58%) for 2020.

NEOs earned above-market earnings for balances associated with the plan as follows: $233,720 for Mr. Rainey; and $75,737 for Mr. Richard. Messrs. Miller, Loeffler, and Carre are not participants in and do not have any prior balances in the Elective Deferral Plan.

The amounts shown in this column differ from the amounts shown for the Supplemental Executive Retirement Plan, the Benefit Restoration Plan, and the Elective Deferral Plan in the 2020 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because that table includes all earnings and losses and the Summary Compensation Table shows above-market earnings only.

All Other Compensation. Detailed information for amounts included in the All Other Compensation column can be found in the Supplemental Table: All Other Compensation.

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Supplemental Table: All Other Compensation

The following table details the components of the All Other Compensation column of the Summary Compensation Table for 2020.

Name	Halliburton Foundation ($)	Halliburton Giving Choices ($)	HALPAC ($)	Restricted Stock Dividends ($)	HRSP Employer Match ($)	Benefit Restoration Plan ($)	SERP ($)	Expatriate Assignment ($)	All Other ($)	Total ($)
Jeffrey A. Miller	112,500	1,000	5,000	159,818	13,313	50,750	1,266,000	0	13,827	1,622,208
Lance Loeffler	17,325	575	5,000	28,462	13,929	21,217	418,000	0	0	504,508
Eric J. Carre	0	0	0	42,900	14,000	23,083	617,000	0	500	697,483
Joe D. Rainey	0	0	0	0	13,758	28,217	1,014,000	3,812,419	0	4,868,394
Mark J. Richard	45,000	460	5,000	32,320	14,250	23,550	1,217,000	0	0	1,337,580

Halliburton Foundation. The Halliburton Foundation allows NEOs and other employees to donate to approved universities, medical hospitals, and primary schools of their choice. In 2020, the Halliburton Foundation matched donations up to $20,000 on a 2.25 for 1 basis. Mr. Miller participated in the Halliburton Foundation’s matching program for Directors, which allowed his 2020 contributions up to $50,000 to qualified organizations to be matched on a 2.25 for 1 basis.

Halliburton Giving Choices. The Halliburton Giving Choices Program allows NEOs and other employees to donate to approved not-for-profit charities of their choice. We match donations by contributing ten cents for every dollar contributed by employees. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2020.

Halliburton Political Action Committee. The Halliburton Political Action Committee, or HALPAC, allows NEOs and other eligible employees to donate to political candidates and participate in the political process. We match the NEOs’ and other employees’ donations to HALPAC dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice. The amounts shown represent the match amounts donated to charities on behalf of the NEOs in 2020.

Restricted Stock Dividends. This is the amount of dividends paid on restricted stock held by NEOs in 2020. Restricted stock units granted to employees do not receive dividend payments.

Retirement and Savings Plan Employer Match. This is the contribution we made on behalf of each NEO to the Halliburton Retirement and Savings Plan, our defined contribution plan. We match employee contributions up to 5% of each employee’s eligible base salary up to the 401(a)(17) compensation limit of $285,000 in 2020.

Benefit Restoration Plan. This is the award earned under the Benefit Restoration Plan in 2020 as discussed in the Benefit Restoration Plan section of Compensation Discussion and Analysis. Associated interest, awards, and beginning and ending balances for the Benefit Restoration Plan are included in the 2020 Nonqualified Deferred Compensation table.

Supplemental Executive Retirement Plan. This is the award approved under the Supplemental Executive Retirement Plan in 2020 as discussed in the Supplemental Executive Retirement Plan section of Compensation Discussion and Analysis. Associated interest, awards, and beginning and ending balances for the Supplemental Executive Retirement Plan are included in the 2020 Nonqualified Deferred Compensation table.

Expatriate Assignment. In 2020, Mr. Rainey received compensation associated with his expatriate assignment similar in type to that received by other expatriates on comparable assignments. He received $88,180 for cost of living adjustment; $84,933 for mobility premium; $3,501,795 for tax equalization; $107,601 for imputed housing allowance; $16,840 for tax preparation; and $13,070 for auto imputed allowance.

All Other.

•	Aircraft Usage. As a result of the recommendations provided by an independent, third-party security consultant, the Board has determined that Mr. Miller must use company aircraft for all travel. The security study also recommends that his spouse and children use company-provided aircraft. For 2020, the incremental cost to us for this personal use of our aircraft was $8,978 for Mr. Miller. For total compensation purposes in 2020, we valued the incremental cost of the personal use of aircraft using a method that takes into account: landing, parking, hanger, flight planning services, and dead-head costs; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit, and similar fees; and passenger ground transportation. NEOs are not reimbursed for the tax impact of any imputed income resulting from aircraft usage.
•	Home Security. We provide security for residences based on risk assessments. In 2020, home security costs were as follows: $2,100 for Mr. Miller.
•	Car/Driver. A car and part-time driver is available for Mr. Miller’s limited use as needed for security purposes and so that he can work while in transit to meet customers or attend business-related functions. In 2020, the cost to us for personal use was $2,749.
•	Other Compensation for Mr. Carre. In 2020, Mr. Carre received $500 in tax preparation fees.

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Grants of Plan-Based Awards in Fiscal 2020

The following table represents amounts associated with the 2020 cycle Performance Unit Program, the 2020 Annual Performance Pay Plan, and restricted stock awards granted in 2020 to our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Options
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)		Stock or Units (#)	Awards ($)(4)
Jeffrey A. Miller		998,250	3,993,000	9,982,500	(1)
		900,000	2,250,000	4,500,000	(2)
	1/2/2020					48,693	194,773	486,933	(3)		4,996,393
	12/2/2020									266,400	4,691,304
Lance Loeffler		247,788	991,150	2,477,875	(1)
		304,000	760,000	1,520,000	(2)
	1/2/2020					12,075	48,300	120,750	(3)		1,239,011
	12/2/2020									74,700	1,315,467
Eric J. Carre		235,800	943,200	2,358,000	(1)
		320,000	800,000	1,600,000	(2)
	1/2/2020					11,525	46,100	115,250	(3)		1,182,575
	12/2/2020									72,300	1,273,203
Joe D. Rainey		315,000	1,260,000	3,150,000	(1)
		400,400	1,001,000	2,002,000	(2)
	1/2/2020					15,350	61,400	153,500	(3)		1,575,057
	12/2/2020									95,500	1,681,755
Mark J. Richard		315,000	1,260,000	3,150,000	(1)
		356,400	891,000	1,782,000	(2)
	1/2/2020					15,350	61,400	153,500	(3)		1,575,057
	12/2/2020									93,800	1,651,818

(1)	Cash opportunity levels under the 2020 cycle of the Performance Unit Program.
(2)	Cash opportunity levels under the 2020 Halliburton Annual Performance Pay Plan.
(3)	Share opportunity levels under the 2020 cycle of the Performance Unit Program.
(4)	With respect to restricted stock awards, this column reflects the grant date fair value of the award. With respect to equity-based incentive awards under the PUP, this column reflects the grant date fair value at target.

As indicated by footnotes (1) and (3), the cash opportunities for each NEO under the 2020 cycle Performance Unit Program if the Threshold, Target, or Maximum levels are achieved are reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards and the share opportunities are reflected under Estimated Future Payouts Under Equity Incentive Plan Awards. The potential payouts are performance driven and completely at risk. For more information on the 2020 cycle Performance Unit Program, refer to Long-term Incentives in Compensation Discussion and Analysis.

As indicated by footnote (2), the opportunities for each NEO under the 2020 Halliburton Annual Performance Pay Plan are also reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. The potential payouts are performance driven and completely at risk. For more information on the 2020 Halliburton Annual Performance Pay Program, refer to Short-term (Annual) Incentive in Compensation Discussion and Analysis. No amounts were earned by our NEOs under the 2020 Halliburton Annual Performance Pay Plan because the minimum threshold performance level was not achieved.

All restricted stock awards are granted under the Stock and Incentive Plan. The awards listed under All Other Stock Awards: Number of Shares of Stock or Units were awarded to each NEO on the date indicated by the Compensation Committee.

The restricted stock grants awarded to the NEOs during 2020 are subject to a graded vesting schedule of 20% per year over five years. All restricted shares are priced at fair market value on the date of grant. Quarterly dividends are paid on the restricted shares at the same time and rate payable on our common stock, which was $0.18 per share during the first quarter of 2020 and $0.045 per share during the last three quarters of 2020. The shares may not be sold or transferred until fully vested. The shares remain subject

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to forfeiture during the restricted period in the event of the NEO’s termination of employment or an unapproved early retirement.

The performance share grants awarded to the NEOs during 2020 are subject to a three-year performance period. All performance shares are priced at fair market value on the date of grant. Quarterly dividends will not be paid during the performance period but shall be accrued and paid in cash at the time, and to the extent, the underlying shares of Company common stock are delivered.

Outstanding Equity Awards at Fiscal Year End 2020

The following table represents outstanding stock option and restricted stock awards for our NEOs as of December 31, 2020. The market value of shares or units of stock not vested was determined by multiplying the number of unvested restricted shares at year end by the closing price of our common stock on the NYSE of $18.90 on December 31, 2020.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)	Equity Incentive Plan Awards: # Unearned Shares Units or Other Rights Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights Not Vested ($)
Jeffrey A. Miller(1)	12/4/2013	55,700	–	50.62	12/4/2023	–	–	–	–
	12/3/2014	115,100	–	40.75	12/3/2024	–	–	–	–
	12/2/2015	99,200	–	38.95	12/2/2025	–	–	–	–
	12/7/2016	69,500	–	53.54	12/7/2026	8,360	158,004	–	–
	6/1/2017	–	–			150,000	2,835,000	–	–
	12/6/2017	128,500	–	43.38	12/6/2027	30,840	582,876	–	–
	12/5/2018	114,134	57,066	31.44	12/5/2028	59,880	1,131,732	–	–
	12/4/2019	–	–			133,547	2,524,038	–	–
	1/2/2020	–	–			–	–	194,773	3,681,210
	12/2/2020	–	–			266,400	5,034,960	–	–
TOTAL		582,134	57,066			649,027	12,266,610	194,773	3,681,210
Lance Loeffler(2)	1/2/2015	15,594	–	39.49	1/2/2025	–	–	–	–
	1/4/2016	27,912	–	34.48	1/4/2026	2,088	39,463	–	–
	1/3/2017	16,678	–	55.68	1/3/2027	2,592	48,989	–	–
	1/2/2018	13,611	6,805	49.61	1/2/2028	4,596	86,864	–	–
	12/5/2018	34,067	17,033	31.44	12/5/2028	17,880	337,932	–	–
	12/4/2019	–	–			33,120	625,968	–	–
	1/1/2020	–	–			–	–	48,300	912,870
	12/2/2020	–	–			74,700	1,411,830	–	–
TOTAL		107,862	23,838			134,976	2,551,046	48,300	912,870

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)	Equity Incentive Plan Awards: # Unearned Shares Units or Other Rights Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights Not Vested ($)
Eric J. Carre(3)	1/2/2014	8,300	–	50.01	1/2/2024	–	–	–	–
	1/2/2015	24,750	–	39.49	1/2/2025	–	–	–	–
	1/4/2016	9,534	–	34.48	1/4/2026	3,341	63,145	–	–
	5/1/2016	–	–			40,000	756,000	–	–
	12/7/2016	30,100	–	53.54	12/7/2026	3,620	68,418	–	–
	12/6/2017	34,425	–	43.38	12/6/2027	8,280	156,492	–	–
	12/5/2018	33,401	16,699	31.44	12/5/2028	17,520	331,128	–	–
	12/4/2019	–	–			31,600	597,240	–	–
	1/2/2020	–	–			–	–	46,100	871,290
	12/2/2020	–	–			72,300	1,366,470	–	–
TOTAL		140,510	16,699			176,661	3,338,893	46,100	871,290
Joe D. Rainey(4)	12/6/2011	14,566	–	35.57	12/6/2021	–	–	–	–
	12/5/2012	37,933	–	33.50	12/5/2022	–	–	–	–
	12/4/2013	45,500	–	50.62	12/4/2023	–	–	–	–
	12/3/2014	59,500	–	40.75	12/3/2024	–	–	–	–
	12/2/2015	58,700	–	38.95	12/2/2025	–	–	–	–
	12/7/2016	40,100	–	53.54	12/7/2026	4,840	91,476	–	–
	5/17/2017	–	–			54,089	1,022,282	–	–
	12/6/2017	45,900	–	43.38	12/6/2027	11,040	208,656	–	–
	12/5/2018	44,534	22,266	31.44	12/5/2028	23,340	441,126	–	–
	12/4/2019	–	–			42,080	795,312	–	–
	12/2/2020	–	–			–	–	61,400	1,160,460
	1/1/2020	–	–			95,500	1,804,950	–	–
TOTAL		346,733	22,266			230,889	4,363,802	61,400	1,160,460
Mark J. Richard(5)	1/1/2011	4,600	–	40.83	1/1/2021	–	–	–	–
	1/3/2012	6,400	–	34.15	1/3/2022	–	–	–	–
	1/3/2013	13,900	–	36.31	1/3/2023	–	–	–	–
	1/2/2014	7,900	–	50.01	1/2/2024	–	–	–	–
	1/2/2015	14,807	–	39.49	1/2/2025	–	–	–	–
	1/4/2016	28,604	–	34.48	1/4/2026	3,341	63,145	–	–
	1/3/2017	17,119	–	55.68	1/3/2027	4,163	78,681	–	–
	1/2/2018	16,013	8,006	49.61	1/2/2028	8,466	160,007	–	–
	12/20/2018	29,283	14,641	27.14	12/20/2028	15,474	292,459	–	–
	12/4/2019	–	–			42,080	795,312	–	–
	1/1/2020	–	–			–	–	61,400	1,160,460
	12/2/2020	–	–			93,800	1,772,820	–	–
TOTAL		138,626	22,647			167,324	3,162,424	61,400	1,160,460

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(1)	Mr. Miller’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the June 1, 2017, award, which will vest 100% five years from the date of grant.
(2)	Mr. Loeffler’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule.
(3)	Mr. Carre’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the May 1, 2016, award, which will vest 100% five years from the date of grant.
(4)	Mr. Rainey’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the May 17, 2017, award, which will vest 100% five years from the date of grant.
(5)	Mr. Richard’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule.

2020 Option Exercises and Stock Vested

The following table represents stock options exercised and restricted shares that vested during fiscal year 2020 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Miller	–	–	88,267	1,690,907
Lance Loeffler	–	–	29,846	527,189
Eric J. Carre	–	–	28,336	585,060
Joe D. Rainey	–	–	35,240	670,511
Mark J. Richard	–	–	28,149	588,155

The value realized for vested restricted stock awards was determined by multiplying the fair market value of the shares (closing price of our common stock on the NYSE on the vesting date) by the number of shares that vested. Shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in 2020.

2020 Nonqualified Deferred Compensation

The 2020 Nonqualified Deferred Compensation table reflects balances in our nonqualified plans as of January 1, 2020, contributions made by the NEO and us during 2020, earnings (the net of the gains and losses on funds, as applicable), distributions, and the ending balance as of December 31, 2020. The plans are described in Compensation Discussion and Analysis.

Name	Plan	01/01/20 Balance ($)	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Jeffrey A. Miller	SERP	6,409,491	0	1,266,000	327,723	0	8,003,214
	Benefit Restoration	591,913	0	50,750	35,465	0	678,128
	TOTAL	7,001,404	0	1,316,750	363,188	0	8,681,342
Lance Loeffler	SERP	498,927	0	418,000	25,477	0	942,404
	Benefit Restoration	48,541	0	21,217	2,898	0	72,656
	TOTAL	547,468	0	439,217	28,375	0	1,015,060
Eric J. Carre	SERP	2,194,885	0	617,000	112,201	0	2,924,086
	Benefit Restoration	271,781	0	23,083	16,286	0	311,150
	TOTAL	2,466,666	0	640,083	128,487	0	3,235,236

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Name	Plan	01/01/20 Balance ($)	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Joe D. Rainey	SERP	6,587,991	0	1,014,000	336,886	0	7,938,877
	Benefit Restoration	540,904	0	28,217	32,427	0	601,548
	Elective Deferral	4,212,075	0	0	300,271	0	4,512,346
	TOTAL	11,340,970	0	1,042,217	669,584	0	13,052,771
Mark J. Richard	SERP	1,129,000	0	1,217,000	57,596	0	2,403,596
	Benefit Restoration	171,127	0	23,550	10,250	0	204,927
	Elective Deferral	1,570,959	0	0	100,558	209,823	1,461,694
	TOTAL	2,871,086	0	1,240,550	168,404	209,823	4,070,217

Employment Contracts and Change-in-Control Arrangements

Employment Contracts

All of our NEOs have employment agreements with us that contain substantial non-compete and non-solicitation provisions post separation.

The employment agreements provide that if the agreement is terminated by the employee for good reason or by death, disability, or retirement or his employment is terminated by the Company for any reason other than cause or a fiduciary violation, all restrictions on restricted stock and units will lapse. In addition, in the case of a termination by the employee for good reason or termination by the Company for any reason other than cause or a fiduciary violation, the employee will receive a lump sum cash payment equal to two years of his base salary then in effect.

Change-In-Control Arrangements

We do not maintain individual change-in-control agreements or provide for excise tax gross-ups on any payments associated with a change-in-control. Some of our compensation plans, however, contain change-in-control provisions, which could result in payment of specific benefits.

Under the Stock and Incentive Plan, in the event of a change-in-control, awards granted after February 13, 2019, are subject to double-trigger vesting, such that, if a participant is terminated due to involuntary termination without cause, death, disability, good reason (as defined in an employment agreement, or a similar constructive termination event, in each case, only if a severance benefit is payable upon termination of employment due to such event pursuant to an employment agreement), or other event as specified in the participant’s award document within the period beginning on the date of the public announcement of a transaction that, if consummated, would constitute a corporate change and ending on the date that is the earlier of the announcement of the termination of the proposed transaction or two years after the consummation of the transaction (a Qualifying Termination), the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable for the full term thereof;
•	any restrictions on restricted stock awards shall immediately lapse;
•	all performance measures upon which an outstanding performance award is contingent are deemed achieved and the holder shall receive a payment equal to the target amount of the award he or she would have been entitled to receive; and
•	any outstanding cash awards, including stock value equivalent awards, immediately vest and are paid based on the vested value of the award.
Under the Annual Performance Pay Plan:
•	in the event of a change-in-control during a plan year, a participant experiencing a Qualifying Termination will be entitled to payment equal to the target amount of the award he or she would have been entitled to receive, without proration; and
•	in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.
Under the Performance Unit Program:
•	in the event of a change-in-control during a performance cycle, a participant experiencing a Qualifying Termination will be entitled to both a payment equal to the target amount of

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the cash award he or she would have been entitled to receive and the vesting of the target amount of performance shares awarded, without proration; and
•	in the event of a change-in-control after the end of a performance cycle but before the payment and vesting date, a participant will be entitled to an immediate payment equal to the cash award earned and the vesting of performance shares earned for that performance cycle.

Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control; and
•	upon such effective date, any unexercised stock purchase rights will expire and we will refund to each participant the amount of his or her payroll deductions made for purposes of the Employee Stock Purchase Plan that have not yet been used to purchase stock.

Post-Termination or Change-in-Control Payments

The following tables and narratives represent the impact of certain termination events or a change-in-control on each element of compensation for NEOs as of December 31, 2020.

		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change in Control ($)
Jeffrey A. Miller	Severance	0	0	0	0	0	3,000,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	12,266,610	12,266,610	0	12,266,610	4,707,612
	Stock Options	0	0	0	0	0	0	0
	Performance Cash	0	0	9,748,609	9,748,609	0	0	9,456,914
	Performance Shares	0	0	3,067,678	3,067,678	0	0	0
	Nonqualified Plans	8,681,342	8,681,342	8,681,342	8,681,342	8,681,342	8,681,342	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	8,681,342	8,693,342	33,776,239	33,764,239	8,681,342	23,947,952	14,164,526
Lance Loeffler	Severance	0	0	0	0	0	1,520,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	2,551,046	2,551,046	0	2,551,046	513,248
	Stock Options	0	0	0	0	0	0	0
	Performance Cash	0	0	2,745,259	2,745,259	0	0	0
	Performance Shares	0	0	760,725	760,725	0	0	0
	Nonqualified Plans	72,656	72,656	72,656	72,656	72,656	72,656	0
	Health Benefits	0	0	0	0	0	0	0
	TOTAL	72,656	72,656	6,129,686	6,129,686	72,656	4,143,702	513,248
Eric J. Carre	Severance	0	0	0	0	0	1,600,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	3,338,893	3,338,893	0	3,338,893	819,145
	Stock Options	0	0	0	0	0	0	0
	Performance Cash	0	0	2,664,261	2,664,261	0	0	2,534,094
	Performance Shares	0	0	726,081	726,081	0	0	0
	Nonqualified Plans	3,235,236	3,235,236	3,235,236	3,235,236	3,235,236	3,235,236	0
	Health Benefits	0	0	0	0	0	0	0
	TOTAL	3,235,236	3,235,236	9,964,471	9,964,471	3,235,236	8,174,129	3,353,239

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		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change in Control ($)
Joe D. Rainey	Severance	0	0	0	0	0	1,820,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	4,363,802	4,363,802	0	4,363,802	1,763,540
	Stock Options	0	0	0	0	0	0	0
	Performance Cash	0	0	3,555,851	3,555,851	0	0	3,378,792
	Performance Shares	0	0	967,056	967,056	0	0	0
	Nonqualified Plans	13,052,771	13,052,771	13,052,771	13,052,771	13,052,771	13,052,771	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	13,052,771	13,064,771	21,951,480	21,939,480	13,052,771	19,236,573	5,142,332
Mark J. Richard	Severance	0	0	0	0	0	1,620,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	3,162,424	3,162,424	0	3,162,424	594,292
	Stock Options	0	0	0	0	0	0	0
	Performance Cash	0	0	3,555,851	3,555,851	0	0	2,000,000
	Performance Shares	0	0	967,056	967,056	0	0	0
	Nonqualified Plans	4,070,218	4,070,218	4,070,218	4,070,218	4,070,218	4,070,218	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	4,070,218	4,082,218	11,767,549	11,755,549	4,070,218	8,852,642	2,594,292

Resignation. Resignation is defined as leaving employment with us voluntarily, without having attained early or normal retirement status (see the applicable sections below for information on what constitutes these statuses). Upon resignation, the following actions will occur for the NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment would be made to the NEO under the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of resignation. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2020 table.
•	Stock Options. The NEO must exercise outstanding, vested options within 30 to 90 days after the NEO’s resignation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2020 table.
•	Performance Cash. The NEO would not be eligible to receive payments under the Performance Unit Program.
•	Performance Shares. The NEO would not be eligible to receive performance shares under the Performance Unit Program.
•	Nonqualified Plans. The NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2020 Nonqualified Deferred Compensation table. Payments from the Supplemental Executive Retirement Plan and Benefit Restoration Plan are paid out of an irrevocable grantor trust. The principal and income of the trust are treated as our assets and income for federal income tax purposes and are subject to the claims of our general creditors to the extent provided in the plan. The Elective Deferral Plan is unfunded and we make payments from our general assets. Payments from these plans may be paid in a lump sum or in annual installments for a maximum ten-year period.
•	Health Benefits. The NEO is not eligible for the $12,000 credit to assist in paying for retiree medical costs.

Early Retirement. A NEO becomes eligible for early retirement when the NEO has attained age 55 with ten years of service or when the NEO’s age and years of service equals 70 points. Eligibility for early retirement does not guarantee retention of stock awards (lapse of forfeiture restrictions on restricted stock and ability to exercise outstanding options for the remainder of the stated term) or the pro rata distribution of performance awards, if earned. Early retirement eligibility is a condition that must be met before the Compensation Committee will consider retention of stock awards and pro rata participation in performance awards upon separation from employment. For example, if a NEO is eligible for early retirement but is leaving us to go to work for a competitor, then the NEO’s stock awards would not be considered for retention.

Early Retirement (Without Approval). The impact on the NEO’s various elements of compensation is the same as described under Resignation except as follows:

•	Health Benefits. A NEO that was age 40 or older as of December 31, 2004, and qualifies for early retirement under our health and welfare plans, which require that the NEO has attained age 55 with ten years of service or that the NEO’s age and years of service equals 70 points with a minimum of ten years

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of service, is eligible for a $12,000 credit toward retiree medical costs incurred prior to age 65. The credit is only applicable if the NEO chooses Halliburton retiree medical coverage. This benefit is amortized as a monthly credit applied to the cost of retiree medical coverage based on the number of months from the time of early retirement to age 65. For example, if a NEO is 10 years or 120 months away from age 65 at the time of the NEO’s early retirement, the NEO will receive a monthly credit in the amount of $100 ($12,000/120 months). Should the NEO choose not to elect coverage with Halliburton after the NEO’s separation, the NEO would not receive any cash in lieu of the credit.

Early Retirement (With Approval). The following actions will occur for the NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. If the NEO retires prior to the end of the plan year for any reason other than death or disability, he would forfeit any payment due under the plan, unless the Compensation Committee determines that the payment should be prorated for the partial plan year.
•	Restricted Stock. Any stock holdings restrictions would lapse upon the date of retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2020 table.
•	Stock Options. The NEO will be granted retention of the NEO’s option awards. The unvested awards will continue to vest per the vesting schedule outlined in the NEO stock option agreements and any vested options will not expire until 10 years from the grant award date. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2020 table.
•	Performance Cash. The NEO will participate on a prorated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March of the year following the close of the cycle.
•	Performance Shares. The NEO will participate on a prorated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s retirement. The shares, if earned, are vested and the NEO would receive the performance shares at the same time as other participants, which is usually no later than March of the year following the close of the cycle.
•	Nonqualified Plans. The NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2020 Nonqualified Deferred Compensation table. Refer above to Resignation for more information on Nonqualified Plans.
•	Health Benefits. Same as described under Early Retirement (Without Approval).

Normal Retirement. A NEO would be eligible for normal retirement should the NEO cease employment at age 65 or later. The impact on the NEO’s various elements of compensation is the same as described under Early Retirement (With Approval) except as follows:

•	Health Benefits The NEO is not eligible for the $12,000 credit to assist in paying for retiree medical costs.

Termination (For Cause). Should we terminate a NEO for cause, such as violating our Code of Business Conduct, the impact on the NEO’s various elements of compensation is the same as described under Resignation.

Termination (Without Cause). Should we terminate a NEO without cause, such as termination at our convenience, then the provisions of the NEO’s employment agreement related to severance payments and lapsing of stock restrictions would apply. Payments for these items are conditioned on a release agreement being executed by the NEO. The impact on the NEO’s various elements of compensation is the same as described under Normal Retirement except as follows:

•	Severance Pay. Severance is paid according to terms of the applicable employment agreement. Each NEO would receive severance in the amount of two times base salary at the time of termination.
•	Performance Cash. No payment would be paid to the NEO under the Performance Unit Program.
•	Performance Shares. No performance shares would be vested under the Performance Unit Program.

Change-in-Control. Should a change-in-control take place, the following actions will occur for the NEO’s various elements of compensation:

•	Annual Performance Pay Plan. A NEO experiencing a Qualifying Termination will be entitled to payment equal to the target amount of the award he or she would have been entitled to receive, without proration.
•	Restricted Stock. Restricted shares granted under the Stock and Incentive Plan prior to February 13, 2019, are automatically vested. Restricted shares granted on or after February 13, 2019, only vest in the event of a Qualifying Termination. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2020 table.
•	Stock Options. Any outstanding options granted under the Stock and Incentive Plan prior to February 13, 2019, shall become immediately vested and fully exercisable by the NEO. No stock options were granted to NEOs in 2020. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2020 table.
•	Performance Cash. For performance cycles beginning prior to 2019, in the event of a change-in-control during a performance cycle, the NEO will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated through the date of the change-in-control. Beginning with the 2019 performance cycle, a NEO experiencing a Qualifying Termination will be entitled to payment equal to the target amount of the award he or she would have been entitled to receive, without proration.
•	Performance Shares. As described in Compensation Discussion and Analysis, beginning with the 2020 performance cycle, 50% of a NEO’s opportunity was granted in shares. For the 2020 performance cycle, a NEO experiencing a Qualifying Termination will be entitled to share vesting equal to the target amount of the award he or she would have been entitled to receive, without proration.

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Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2020, with respect to our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	25,930,679	$40.36	33,806,364
Equity compensation plans not approved by security holders	—	—	—
TOTAL	25,930,679	$40.36	33,806,364

CEO Pay Ratio

For 2020, the annual total compensation of our CEO was 293 times the median of the annual total compensation of all employees, based on annual total compensation of $22,336,238 for the CEO and $76,266 for the median employee. In the Supplemental Summary Compensation Table Information for CEO, we describe two key factors impacting our CEO’s compensation in 2020. If the amount of $17,322,992 presented in that table was used, our CEO would have earned 227 times the median of the annual total compensation of all employees. What follows is a description of the methodology used for 2020.

This disclosure is based on an October 1, 2020, employee population of 40,853, of which 11,226 were U.S. employees and 29,627 were non-U.S. employees. We excluded from this employee population 2,020 non-U.S. employees from 47 countries as the total number of employees from these non-U.S. jurisdictions was less than 5% of our total employee population. After applying the exclusion, the total employee population was 38,833.

Non-U.S. Employee Country Exclusions
Country	Headcount	Country	Headcount	Country	Headcount	Country	Headcount
Ecuador	335	Vietnam	58	Spain	14	Equatorial Guinea	2
Kazakhstan	217	New Zealand	57	Mozambique	10	Kenya	2
Congo	134	Germany	56	Côte d’Ivoire	9	South Korea	2
Italy	131	Denmark	50	Philippines	9	Peru	2
Bolivia	129	Guyana	40	Austria	8	Suriname	2
Trinidad and Tobago	106	Ukraine	38	Turkmenistan	7	Switzerland	2
Romania	94	Papua New Guinea	26	Myanmar	5	Turkey	2
Netherlands	81	Bangladesh	24	Cyprus	3	Belgium	1
Pakistan	76	Chile	24	Hungary	3	Israel	1
Panama	69	Poland	24	Yemen	3	South Africa	1
Ghana	63	France	22	Albania	2	Uganda	1
Cameroon	58	Japan	15	Bulgaria	2

The median employee was identified using base pay, overtime pay, bonuses, allowances, and premiums. We used the total gross wages of all employees as of our determination date of October 1, 2020, as a reasonable estimate of the median total gross wages for the employee population and identified all employees within 1% of the median total gross wages. From this group we selected an employee as a reasonable representative of our median employee. Annual total compensation for both the CEO and the median employee was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.

The annual total compensation for our CEO includes both the amount reported in the “Total” column of our 2020 Summary Compensation Table, $22,319,385, and the estimated value of our CEO’s health and welfare benefits, $16,853. Due to the flexibility afforded in calculating the CEO pay ratio, the ratio may not be comparable to CEO pay ratios presented by other companies.

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Proposal No. 4   Proposal to Amend and Restate the Halliburton Company Stock and Incentive Plan

Introduction

The Halliburton Company Stock and Incentive Plan was last approved by shareholders at the 2020 annual meeting and reserved 29,790,261 shares for issuance thereunder.

The proposed amendment and restatement of the Stock and Incentive Plan replenishes the pool of shares of Halliburton common stock available for issuance under the Stock and Incentive Plan by adding 16,825,000 shares. The Stock and Incentive Plan is the only active plan used to grant awards of the types described in this proposal.

Our Board is requesting that shareholders approve the amendment and restatement of the Stock and Incentive Plan which amendment and restatement was adopted by the Board on February 17, 2021, subject to shareholder approval.

General

In order to give Halliburton the flexibility to responsibly address its future equity compensation needs, Halliburton is requesting that shareholders approve the amendment and restatement which adds 16,825,000 shares to the Stock and Incentive Plan (Plan).

The Plan contains the following important features:

•	All awards under the Plan are subject to a one-year minimum vesting period, with the exception of 5% of shares available for awards;
•	The Plan contains a prohibition against “liberal share counting” or “liberal share recycling” with respect to shares available for awards under the Plan;
•	The Plan provides that all shares available for award are available for awards of incentive stock options;
•	Repricing of stock options and stock appreciation rights is prohibited unless prior shareholder approval is obtained;
•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant;
•	The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of Halliburton common stock, or so-called “stock option reloading”, is not permitted;
•	In any single calendar year, the value of awards granted under the Plan when added to any cash or other compensation paid to a non-management Director outside of the Plan may not exceed $750,000; and
•	Awards are subject to a “double-trigger” change-of-control provision.

The 16,825,000 shares to be added under the Plan pursuant to the amendment and restatement of the Plan, in combination with the remaining authorized shares and shares added back into the Plan from forfeitures, are expected to satisfy Halliburton’s equity compensation needs through the 2023 annual meeting of shareholders. This being the case, if the amendment and restatement is approved, Halliburton anticipates seeking the authorization of additional shares under the Plan in 2023.

Share Reserve (adjusted for 1997 and 2006 stock splits where applicable)
Shares authorized under the Stock and Incentive Plan	247,199,680
Shares granted (less available cancellations and shares expired) from 1993 through March 1, 2021, from the Plan(1)	227,786,161
Remaining shares available for grant as of March 1, 2021	19,413,519
Additional shares being requested under the amendment and restatement of the Plan	16,825,000
Total shares available for grant under the amended and restated Stock and Incentive Plan	36,238,519

(1)	As of March 1, 2021, Halliburton had total outstanding awards of 25,700,436 options with a weighted average exercise price of $40.37 and a weighted average life of 5.29 years, and 20,563,869 full value awards.

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If the amendment and restatement of the Plan is approved by shareholders, the aggregate number of shares of Halliburton common stock that will be available for issuance under the Plan would increase to 36,238,519 shares, based on the estimates set forth above, all of which shall be available for awards of incentive stock options. Each share issued as restricted stock (or pursuant to the vesting of a stock unit or a performance share award) will count as the issuance of 1.60 shares reserved under the Plan, while each share granted as a stock option or stock appreciation right will count as the issuance of 1.0 share reserved under the Plan. If awards granted under the Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the Plan.

The Plan does not provide for “liberal share counting” or “liberal share recycling”. Liberal share counting or liberal share recycling refers to circumstances where shares granted and exercised may be added back to an incentive plan for future issuance, including the following situations:

•	Shares tendered or withheld in payment of an exercise price;
•	Shares tendered or withheld to satisfy tax withholding obligations;
•	Shares reacquired by an issuer with the proceeds of an option exercise price; and
•	Shares that are not issued due to a net settlement of an award.

In each of the situations above, such shares are no longer available for awards under the Plan. For example, shares withheld from an award to satisfy tax withholding obligations are no longer available for awards under the Plan, and a stock appreciation right or option will be counted in full against the number of shares available for issuance under the Plan, regardless of whether a net settlement occurs resulting in a fewer number of shares issued than are covered by the stock appreciation right or option.

The number of stock option shares or stock appreciation rights, singly or in combination, together with shares or share equivalents under performance awards granted to any individual who is an employee in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any performance award not denominated in common stock granted to any individual who is an employee for any one calendar year shall not exceed $30,000,000. The amendment and restatement of the Plan provides that the value of awards (based on fair market value determined as of the date of grant) granted to a non-management Director in any single calendar year, when added to any cash or other compensation payable to such Director in the same calendar year, shall not exceed $750,000.

In the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of common stock occurring after the date of the grant of an award, the Compensation Committee shall make appropriate adjustments to the number and price of shares of common stock or other consideration subject to such awards and the award limits set forth in the preceding paragraph.

The Stock and Incentive Plan

Types of Awards

The Plan provides for the grant of any or all of the following types of awards:

•	stock options, including incentive stock options and nonqualified stock options;
•	stock appreciation rights, either independent of, or in connection with, stock options;
•	restricted stock;
•	restricted stock units;
•	performance awards; and
•	stock value equivalent awards.

Term

The Plan has an indefinite term.

Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Internal Revenue Code (IRC). Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee. To date, only awards of nonqualified stock options, restricted stock, restricted stock units, and performance awards have been made under the Plan.

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Administration

The Board has appointed the Compensation Committee to administer the Plan. Subject to the terms of the Plan, and to any approvals and other authority as the Board may reserve to itself from time to time, the Compensation Committee, consistent with the terms of the Plan, will have authority to:

•	select the individuals to receive awards and determine the timing, form, amount or value, and term of grants and awards, including providing for terms regarding the accelerated vesting of an award otherwise subject to minimum vesting provisions, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the Plan;
•	construe the Plan and prescribe rules and regulations for the administration of the Plan; and
•	make any other determinations authorized under the Plan as the Compensation Committee deems necessary or appropriate.

Eligibility

A broad group of our employees and employees of our affiliates are eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. Non-management Directors are eligible to participate in the Plan. As of January 1, 2021, approximately 12,000 employees (including employees and executive officers) and nine non-management Directors were eligible for awards under the Plan as determined by the Compensation Committee.

Stock Options

Under the Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of common stock. The Compensation Committee will determine the number of shares subject to an option, the manner and time of the option’s exercise, and the exercise price per share of stock subject to the option. Options may not become exercisable in less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. The term of an option may not exceed ten years. We do not receive any consideration for granting stock options. The exercise price of a stock option will not be less than the fair market value of the common stock on the date the option is granted. Repricing of stock options and reloading of stock options are prohibited unless prior shareholder approval is obtained. The Compensation Committee will designate each option as a nonqualified or an incentive stock option.

The option exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of common stock, or a combination of cash and common stock.

Stock Appreciation Rights

The Plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a stock appreciation right will not be less than the fair market value of the common stock on the date the stock appreciation right is granted. If granted with a stock option, exercise of stock appreciation rights will result in the surrender of the right to purchase the shares under the option as to which the stock appreciation rights were exercised. Upon exercising a stock appreciation right, the holder receives for each share for which the stock appreciation right is exercised, an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.

Payment of that amount may be made in shares of common stock, cash, or a combination of cash and common stock, as determined by the Compensation Committee. Stock appreciation rights may not become exercisable in less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. The term of a stock appreciation right grant may not exceed ten years. Repricing of stock appreciation rights and reloading of stock appreciation rights are prohibited unless prior shareholder approval is obtained. We do not receive any consideration for granting stock appreciation rights.

Restricted Stock

The Plan provides that shares of common stock subject to specific restrictions may be awarded to eligible individuals as determined by the Compensation Committee. The Compensation Committee will determine the nature and extent of the restrictions on the shares, the duration of the restrictions, and any circumstance under which restricted shares will be forfeited. The restriction period may not be less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. During the period of restriction, recipients will have the right to receive dividends and the right to vote the shares.

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Restricted Stock Units

The Plan authorizes the Compensation Committee to grant restricted stock units. A restricted stock unit is a unit evidencing the right to receive one share of common stock or an equivalent cash value equal to the fair market value of a share of common stock. The Compensation Committee will determine the nature and extent of the restrictions on the restricted stock units, the duration of the restrictions, and any circumstance under which restricted stock units will be forfeited. The restriction period may not be less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. The Compensation Committee may provide for the payment of dividend equivalents during the period of restriction, but recipients will not have the right to receive actual dividends or to vote the shares underlying the restricted stock units.

Performance Awards

The Plan permits the Compensation Committee to grant performance awards to eligible individuals. Performance awards are awards that are contingent, in whole or in part, on the achievement of one or more performance measures. Performance awards may be settled in cash or stock, as determined by the Compensation Committee. The number of shares or share equivalents under performance awards, singly or in combination, together with the number of stock option shares or stock appreciation rights, granted to any individual in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value (determined as of the date of grant) of any performance award that is not denominated in stock granted to any one participant in a calendar year may not exceed $30,000,000. The vesting period of a performance award may not be less than one year from the date of grant, provided that up to 5% of the shares available for grant under the Stock and Incentive Plan may be awarded without regard to the minimum one-year vesting period.

The performance criteria that may be used by the Compensation Committee in granting performance awards consist of objective tests based on the following:

•	earnings
•	cash flow
•	customer satisfaction
•	revenues
•	financial return ratios
•	profit return and margins
•	market share
•	working capital
•	net operating profit after-taxes
•	asset turns
•	cash value added performance
•	return on capital
•	shareholder return and/or value
•	operating profits (including EBITDA)
•	net profits
•	earnings per share
•	stock price
•	cost reduction goals
•	debt to capital ratio
•	any other criteria as determined by the Compensation Committee

The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on our overall corporate performance, subsidiary or business unit performance, or comparative performance with other companies or other external measures of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured and the effect of a recipient’s death, disability, retirement, or other termination of service during the performance period.

Stock Value Equivalent Awards

The Plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of common stock, or the appreciation in the fair market value of the shares, over a specified period of time, pursuant to a vesting schedule, all as determined by the Compensation Committee. Stock value equivalent awards may not vest earlier than one year from the date of grant, provided that up to 5% of the shares available for grant under the Plan may be awarded without regard to the minimum one-year vesting period. Payment of the vested portion of a stock value equivalent award shall be made in cash, based on the fair market value of the common stock on the payment date. The Compensation Committee will also determine the effect of a recipient’s death, disability, retirement, or other termination of service during the applicable period.

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Amendment

The Plan provides that the Board may at any time terminate or amend the Plan. However, the Board may not, without approval of the shareholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that:

•	materially increases the benefits accruing to a Holder under the Plan;
•	materially increases the aggregate number of securities that may be issued under the Plan;
•	materially modifies the requirements as to eligibility for participation in the Plan; or
•	changes the types of awards available under the Plan.

No amendment or termination of the Plan shall, without the consent of the optionee or participant, alter or impair rights under any options or other awards previously granted.

The summary of the Plan provided above is a summary of the principal features of the Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by references to the full text of the Plan. A copy of the Plan can be found in Appendix A to this proxy statement.

Change-in-Control

Awards granted on or after February 13, 2019, are subject to double-trigger vesting, such that, if a participant is terminated due to involuntary termination without cause, death, disability, good reason (as defined in an employment agreement, or a similar constructive termination event, in each case, only if a severance benefit is payable upon termination of employment due to such event pursuant to an employment agreement), or other event as specified in the participant’s award document within the period beginning on the date of the public announcement of a transaction that, if consummated, would constitute a corporate change and ending on the date that is the earlier of the announcement of the termination of the proposed transaction or two years after the consummation of the transaction, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable for the full term thereof;
•	any restrictions on restricted stock awards or restricted stock unit awards shall immediately lapse;
•	all performance measures upon which an outstanding performance award is contingent shall be deemed achieved and the holder shall receive a payment equal to the target amount of the award he or she would have been entitled to receive; and
•	any outstanding cash awards, including stock value equivalent awards, shall immediately vest and be paid based on the vested value of the award.

Plan Benefits

All awards to directors, executive officers, and employees are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Plan, as amended and restated, are not determinable at this time.

Federal Income Tax Treatment

The following summarizes the current U.S. federal income tax consequences generally arising for awards under the Plan.

A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

A participant who is granted a nonqualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding tax deduction for the same amount.

The grant of a stock appreciation right will produce no U.S. federal tax consequences for the participant or us. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to us.

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A participant who has been granted an award of restricted shares of common stock or an award of restricted stock units will not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares or cash received at that time over the amount, if any, paid for the shares. We will be entitled to a corresponding tax deduction. Dividends on restricted stock and dividend equivalents, if any, on restricted stock units paid to the participant during the restriction period will also be compensation income to the participant and will be deductible as compensation expense by us.

A participant who has been granted a performance award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and we will be entitled to a corresponding tax deduction.

The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or us. The payment of a stock value equivalent award results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the common stock on the payment date. We are entitled to a corresponding tax deduction for the same amount.

In order for Halliburton to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the Plan could also be limited by IRC Section 280G, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. The ability to obtain a deduction for amounts paid under the Plan could also be affected by IRC Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. As a result, we may from time to time in the future, make award payments under the Plan to executive officers that are not deductible.

We may withhold any taxes required by law to be withheld in connection with any award.

IRC Section 409A generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals, or (iii) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may result in the early taxation (plus interest) to the holder of deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a change-in-control, an unforeseen emergency (other than death), each as defined under Section 409A, or at a specified time. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout, other than for the reasons specified above, may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Based on current guidance, we expect that we will be able to structure future awards in a manner that complies with Section 409A.

General/Vote Required

The closing price of our common stock on March 22, 2021, as traded on the NYSE, was $21.54 per share.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE HALLIBURTON COMPANY STOCK AND INCENTIVE PLAN.

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Proposal No. 5   Proposal to Amend and Restate the Halliburton Company Employee Stock Purchase Plan

Introduction

In 2002, the Board of Directors adopted and the shareholders approved the Halliburton Company 2002 Employee Stock Purchase Plan (2002 ESPP), effective July 1, 2002, and reserved 24,000,000 shares (adjusted for 2-1 stock split in July  2006) for issuance under the 2002 ESPP. The 2002 Non-Qualified Stock Purchase Plan, a sub-plan of the 2002 ESPP (Sub-Plan), was established to facilitate the offering of stock ownership interests to employees residing outside the United States. In 2009, the 2002 ESPP was renamed the Halliburton Company Employee Stock Purchase Plan (ESPP), the Sub-Plan was renamed the Halliburton Company Non-Qualified Stock Purchase Plan (NQSPP) and an additional 20,000,000 shares were approved by shareholders for issuance under the plans. In 2015, the ESPP was amended and restated, and shareholders approved, an additional 30,000,000 shares for issuance under the plans.

This amendment and restatement replenishes the pool of shares of Halliburton common stock available for purchase under the ESPP by adding 30,000,000 shares. This amended and restated ESPP is subject to shareholder approval.

Our Board is requesting that shareholders approve the amendment and restatement of the ESPP and the reservation of shares for issuance under the ESPP, which amendment and restatement was approved by the Board of Directors on February 17, 2021. Shareholder approval will qualify the shares for special tax treatment under IRC Section 423.

Summary of the ESPP

Purpose. The purpose of the ESPP is to provide employees of Halliburton and its designated subsidiaries with the opportunity to purchase Halliburton common stock and, therefore, to have an additional incentive to contribute to the prosperity of Halliburton.

Administration. The ESPP will be administered by the Compensation Committee of Directors. None of the members of the Compensation Committee is an officer or employee, or former officer or employee, of Halliburton or its subsidiaries. Subject to the terms of the ESPP, the Compensation Committee has the power to make, amend, and repeal rules and regulations for the interpretation and administration of the ESPP. The decisions of the Compensation Committee are final and binding upon all parties.

Shares Subject to the ESPP. As amended and restated, there will be a total of 104,000,000 shares reserved for issuance under the ESPP, subject to adjustment as described below. The reserved shares will also be used to fund stock purchases under the NQSPP, and any shares issued under the NQSPP will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the ESPP.

Eligibility. In general, any employee of Halliburton or a designated subsidiary is eligible to participate in the ESPP during a purchase period unless the employee is employed in a country whose laws or regulations effectively prohibit participation in the plan. A “purchase period” is a period of approximately three months that begins on the first trading day of each January, April, July, and October. An “enrollment date” is the first day of each purchase period. Eligible employees become participants in the ESPP by filing with Halliburton a payroll deduction authorization form within the time prescribed by the Compensation Committee prior to an enrollment date.

As of January 31, 2021, 65,954,939 shares of common stock had been issued under the ESPP and the NQSPP, and 38,045,061 shares would be available for future issuance, assuming approval of the 30,000,000 share increase, which forms part of this proposal. As of January 31, 2021, approximately 36,000 employees, including 11 executive officers, would have been eligible to participate in the ESPP.

Plan Participation. Each participant is granted a right to purchase shares of Halliburton common stock on his or her enrollment date. A participant in the ESPP may make contributions through payroll deductions of up to ten percent of his or her eligible compensation each pay period, but not less than $10 for any pay period. Stock purchase rights may not accrue at a rate that exceeds $25,000 in fair market value of the common stock (determined at the time such stock purchase rights are granted) per calendar year. The participant’s contributions are used to purchase shares of Halliburton’s common stock at the end of each purchase period. The right to purchase Halliburton shares is exercised automatically

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on the last trading day of each purchase period (purchase date) to the extent of the payroll deductions accumulated during the purchase period, provided that the number of shares that may be purchased by a participant in any purchase period is limited to 10,000 shares. No participant shall be granted a stock purchase right under the ESPP to the extent that, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant) would own capital stock of Halliburton and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of Halliburton or any of its subsidiaries.

Purchase Price; Shares Purchased. The purchase price per share is equal to 90% of the fair market value of the common stock on the enrollment date or the purchase date, whichever is less. The number of whole and fractional shares of Halliburton common stock a participant purchases in each purchase period is determined by dividing the total amount of payroll deductions during the purchase period by the purchase price.

Termination of Employment. Termination of a participant’s employment for any reason, including death, immediately cancels his or her participation in the ESPP. In that event, the payroll deductions credited to the participant’s account will be refunded to him or her, and in the case of death, to his or her estate or personal representative.

Changes in Common Stock; Adjustments. In the event that Halliburton’s common stock is changed by reason of any stock split, stock dividend, recapitalization, combination, or other similar change in Halliburton’s capital structure, appropriate action will be taken by the Compensation Committee to adjust any or all of (i) the number and type of shares subject to the ESPP, (ii) the number and type of shares subject to outstanding stock purchase rights, and (iii) the purchase price. In the event of a Corporate Change (as defined in the ESPP), unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the Corporate Change; and
•	on the effective date, any unexercised stock purchase rights will expire and Halliburton will promptly refund the unused amount of each participant’s payroll deductions.

Amendment and Termination of the Plan. The Board may terminate the ESPP at any time with respect to common stock that is not subject to stock purchase rights. The Board may amend the ESPP at any time, provided that no change may be made in any outstanding stock purchase right that would materially impair that right without the consent of the participant. If not sooner terminated, the ESPP will automatically terminate when all of the shares of common stock reserved for issuance have been sold.

Withdrawal. Generally, a participant may withdraw from the ESPP during a purchase period at any time prior to the fifth business day before a purchase date.

The summary of the ESPP provided above is a summary of the principal features of the plan. This summary, however, does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by references to the full text of the ESPP. A copy of the ESPP can be found in Appendix B to this proxy statement, and any shareholder who wishes to obtain a copy of the ESPP may do so by written request to the Corporate Secretary at the address set forth on page 66 of this proxy statement.

U.S. Federal Income Tax Treatment

The following summarizes the effect of current U.S. federal income tax upon the participant and Halliburton with respect to shares purchased under the ESPP. It does not purport to be complete, and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state, or foreign country in which the participant’s income or gain may be taxable.

If the Halliburton shareholders approve this proposal, the ESPP, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the IRC. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend on the holding period. If the shares are sold or disposed of more than two years from the first day of the applicable purchase period and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of:

•	the excess of the fair market value of the shares at the time of sale over the purchase price, or
•	10% of the fair market value of the shares as of the enrollment date.

Any additional gain should be treated as long-term capital gain. If the shares are disposed of within the two-year and one-year periods referred to above, the participant will recognize ordinary income generally measured as the difference between the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss on the sale will be long-term or short-term capital gain or loss, depending on the holding period. Halliburton is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a disposition of shares prior to the expiration of the holding period.

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Non-U.S. Federal Income Tax Treatment

The income taxation consequences to participants and Halliburton (or its foreign subsidiaries) with respect to participation in the NQSPP vary by country. Generally, participants are subject to taxation at the time of purchase. The employing foreign subsidiary may be entitled to a deduction in the tax year in which a participant recognizes taxable income, provided the subsidiary reimburses Halliburton for the cost of the benefit conferred under the NQSPP.

Plan Benefits

The benefits to be received by Halliburton’s executive officers and employees as a result of the proposed amendment and restatement of the ESPP are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. Non-employee Directors are not eligible to participate. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 30,000,000 share increase for which shareholder approval is sought under this proposal.

General/Vote Required

The closing price of our common stock on March 22, 2021, as traded on the NYSE, was $21.54 per share.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE HALLIBURTON COMPANY EMPLOYEE STOCK PURCHASE PLAN.

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General Information

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Halliburton Company of proxies to be voted at our 2021 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. By executing and returning the enclosed proxy, by following the enclosed voting instructions, or by voting via the Internet or by telephone, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

The Notice of Internet Availability of Proxy Materials is being sent to shareholders on or about April 6, 2021. Our Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2020, accompanies this proxy statement. The Annual Report on Form 10-K shall not be considered as a part of the proxy solicitation materials or as having been incorporated by reference.

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. and the Annual Meeting will begin at 9:00 a.m. Please note that we will ask you to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you must bring a proxy issued in your name from the record holder to the meeting.

You may not bring cameras, recording equipment, electronic devices, large bags, briefcases, or packages into the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present, you can only vote your shares if you have voted via the Internet, by telephone, or returned a properly executed proxy; in these cases, your shares will be voted as you specified. If you return a properly executed proxy and do not specify a vote, your shares will be voted in accordance with the recommendations of the Board. You may revoke the authorization given in your proxy at any time before the shares are voted at the Annual Meeting.

We intend to hold our Annual Meeting in person this year. However, continuing public health concerns of our shareholders regarding the coronavirus (COVID-19) pandemic and the protocols that federal, state, and local governments may recommend or impose may necessitate conducting the meeting by means of remote communication. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting at least one week before our meeting, which may include holding the meeting solely by means of remote communication. We may also need to change the date or the time of the meeting. Please monitor our website at www.halliburton.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials, as such number will be required in order for shareholders to gain access to any meeting held solely by means of remote communication.

The record date for determination of the shareholders entitled to vote at the Annual Meeting is the close of business on March 22, 2021. Our common stock, par value $2.50 per share, is our only class of capital stock that is outstanding. As of March 22, 2021, there were 888,607,729 shares of our stock outstanding. Each outstanding share of common stock is entitled to one vote on each matter submitted to the shareholders for a vote at the Annual Meeting. We will keep a complete list of shareholders entitled to vote at our principal executive offices for ten days before the meeting and will have the list available at the Annual Meeting. Our principal executive offices are located at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the shareholders. Shares for which a shareholder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and, except as set forth below, will have the effect of a vote against the matter.

Each Director shall be elected by the vote of the majority of the votes cast by holders of shares represented in person or by proxy and entitled to vote in the election of Directors, provided that if the number of nominees exceeds the number of Directors to be elected and all shareholder-proposed nominees have not been withdrawn before the tenth (10th) day preceding the day we mail the Notice of Internet Availability of Proxy Materials to shareholders for the Annual Meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director; we will not count abstentions. As a condition of being nominated by the Board for continued service as a Director, each Director nominee has signed and delivered to the Board an irrevocable letter of resignation limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election where Directors are elected by majority vote. For any Director nominee who fails to be elected by a majority of votes cast, where Directors are elected by majority vote, his or her irrevocable letter of resignation will be deemed tendered on the date the election results are certified. Such resignation shall only be effective upon acceptance by the Board.

The election inspectors will treat broker non-vote shares, which are shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. A broker may be entitled to vote those shares on other matters.

In accordance with our confidential voting policy, no particular shareholder’s vote will be disclosed to our Directors, officers, or employees, except:

•	as necessary to meet legal requirements and to assert claims for and defend claims against us;
•	when disclosure is voluntarily made or requested by the shareholder;
•	when the shareholder writes comments on the proxy card; or
•	in the event of a proxy solicitation not approved and recommended by the Board.

The proxy solicitor, the election inspectors, and the tabulators of all proxies, ballots, and voting tabulations are independent and are not our employees.

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Additional Information

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any of our Directors, executive officers, or any associate of any of our Directors or executive officers is a party adverse to us or has a material interest adverse to us.

Advance Notice Procedures

Under our By-laws, no business, including nominations of a person for election as a Director, may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a shareholder who meets the requirements specified in our By-laws and has delivered notice to us (containing the information specified in the By-laws). To be timely, a shareholder’s notice for matters to be brought before the Annual Meeting of Shareholders in 2022 must be delivered to or mailed and received by our Corporate Secretary at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032, not less than 90 days nor more than 120 days prior to the anniversary date of the 2021 Annual Meeting of Shareholders, or no later than February 18, 2022, and no earlier than January 19, 2022. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement. This advance notice requirement does not preclude discussion by any shareholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Proxy Solicitation Costs

We are soliciting the proxies accompanying this proxy statement and we will bear the cost of soliciting those proxies. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. For these services, we will pay Innisfree a fee of $17,500 and reimburse it for out-of-pocket disbursements and expenses. Our officers and employees may solicit proxies personally and by telephone or other electronic communications with some shareholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers, and others for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of our stock.

Shareholder Proposals for the 2022 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Shareholders in 2022 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032, no later than December 7, 2021. The 2022 Annual Meeting will be held on May 18, 2022.

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Other Matters

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting for action by shareholders, it is intended that proxies will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

By Authority of the Board of Directors

Van H. Beckwith

Executive Vice President, Secretary and Chief Legal Officer

April 6, 2021

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Appendix A

Halliburton Company Stock and Incentive Plan

As Amended and Restated February 17, 2021

I.	Purpose

The purpose of the Halliburton Company Stock and Incentive Plan (the “Plan”) is to provide a means whereby Halliburton Company, a Delaware corporation (the “Company”), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby selected employees can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company. The Plan is also intended to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards under the Plan to non-management Directors in order to enhance the Company’s ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or non-management Director as provided herein. The Plan was established February 18, 1993 as the Halliburton Company 1993 Stock and Incentive Plan and has been amended from time to time thereafter. The Plan as amended and restated herein was adopted by the Board on February 17, 2021, subject to approval by the Company’s stockholders, and will become effective as of the date of such approval.

II.	Definitions

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)	“Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award.
(b)	“Award Document” means the relevant award agreement or other document containing the terms and conditions of an Award.
(c)	“Beneficial Owners” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
(d)	“Board” means the Board of Directors of Halliburton Company.
(e)	“Cause” shall have the meaning set forth in the Participant’s Employment Agreement, or, if there is no Employment Agreement or the Employment Agreement does not define “Cause,” “Cause” shall have the meaning set forth in an Award Document, or, if the Award Document does not define “Cause”, “Cause” shall mean:
	(i)	conduct involving fraud or misuse of the funds or other property of the Company; or
	(ii)	gross negligence or willful misconduct in the performance of duties; or
	(iii)	indictment of a felony, or a misdemeanor involving moral turpitude; or
	(iv)	material violation of Company policy, including the Company’s Code of Business Conduct.
(f)	“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
(g)	“Committee” means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.
(h)	“Common Stock” means the Common Stock, par value $2.50 per share, of the Company.
(i)	“Company” means Halliburton Company, a Delaware corporation.
(j)	“Corporate Change” shall conclusively be deemed to have occurred on a Corporate Change Effective Date if an event set forth in any one of the following paragraphs shall have occurred:
	(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or
	(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election, or nomination for election was previously so approved or recommended; or

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(iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or
(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, a “Corporate Change” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(k)	“Corporate Change Effective Date” shall mean:
(i) the first date that the direct or indirect ownership of 20% or more combined voting power of the Company’s outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or
(ii) the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or
(iii) the date of the merger or consideration that results in a Corporate Change as described in clause (iii) of such definition; or
(iv) the date of stockholder approval that results in a Corporate Change as described in clause (iv) of such definition.
(l)	“Employment Agreement” shall mean a written and active executive agreement between the Company, Halliburton Energy Services, Inc. or Halliburton Worldwide Resources, LLC and a Participant who is an officer, addressing the terms and conditions of the Participant’s employment, and shall include such agreements pertaining to at-will employment.
(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)	“Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or, in the sole discretion of the Committee for purposes of determining the Fair Market Value of the Common Stock at the time of exercise of an Option or a Stock Appreciation Right, such Fair Market Value shall be the prevailing price of the Common Stock as of the time of exercise. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.
(o)	“Holder” means an employee or non-management Director of the Company who has been granted an Award.
(p)	“Immediate Family” means, with respect to a particular Holder, the Holder’s spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).
(q)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.
(r)	“Minimum Criteria” means a Restriction Period that is not less than one (1) year from the date of grant of an Option, a Stock Appreciation Right, a Restricted Stock Award, Restricted Stock Unit Award, a Performance Award or a Stock Equivalent Award, such that the first time-based vesting event will occur no sooner than the first anniversary of the date of grant.
(s)	“Minimum Criteria Exception” means that 5% of the total number of shares available for Awards under the Plan may have a Restriction Period that is less than the Minimum Criteria.

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(t)	“Non-management Director” means a member of the Board who is not an employee or former employee of the Company or its Subsidiaries.
(u)	“Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.
(v)	“Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.
(w)	“Optionee” means a Holder who has been granted an Option.
(x)	“Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.
(y)	“Performance Award” means an Award granted under Article XI of the Plan.
(z)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(aa)	“Plan” means the Halliburton Company Stock and Incentive Plan, as amended and restated.
(bb)	“Protected Period” means the period beginning on the date of the public announcement of a transaction that, if consummated, would result in a Corporate Change and ending on the date that is the earlier of (i) the announcement of the termination of the proposed transaction or (ii) two years after the Corporate Change Effective Date.
(cc)	“Qualifying Termination” means, with respect to an Award granted on or after February 13, 2019, a Holder’s termination of service during a Protected Period due to involuntary termination without Cause, death, disability, Good Reason (as defined in an Employment Agreement, or a similar constructive termination event, in each case, only if a severance benefit is payable upon termination of employment due to such event pursuant to an Employment Agreement) or other event as specified in the Holder’s Award Document.
(dd)	“Restricted Stock Award” means an Award granted under Article IX of the Plan.
(ee)	“Restricted Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
(ff)	“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or an equivalent value equal to the Fair Market Value of a share of Common Stock (as determined by the Committee) that is restricted or subject to forfeiture provisions.
(gg)	“Restricted Stock Unit Award” means an Award granted under Article X of the Plan.
(hh)	“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.
(ii)	“Restriction Period” means a period of time beginning as of the date upon which an Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or a Stock Value Equivalent Award is made pursuant to the Plan and ending as of the date upon which all or a portion of the Option or Stock Appreciation Right becomes exercisable or the Common Stock or cash subject to a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or a Stock Value Equivalent Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions, but shall not include restrictions associated with deferral of vested Awards.
(jj)	“Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.
(kk)	“Stock Appreciation Right” means an Award granted under Article VIII of the Plan.
(ll)	“Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.
(mm)	“Stock Value Equivalent Award” means an Award granted under Article XII of the Plan.
(nn)	“Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 20% equity interest, except that with respect to the issuance of Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.
(oo)	“Successor Holder” shall have the meaning given such term in Paragraph (f) of Article XV.

III.	Effective Date and Duration of the Plan

The Plan as amended and restated herein was adopted by the Board on February 17, 2021, is subject to approval by the Company’s stockholders and will become effective as of the date of such approval. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards and Restricted Stock Unit Awards have lapsed and all Performance Awards and Stock Value Equivalent Awards have been satisfied.

IV.	Administration

(a)	Composition of Committee: The Plan shall be administered by a Committee of Directors of the Company which shall be appointed by the Board.

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(b)	Powers: The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right, Restricted Stock Award and Restricted Stock Unit Award, and the value of each Performance Award and Stock Value Equivalent Award. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. Notwithstanding any provision of the Plan to the contrary, the Committee may provide for the acceleration of vesting or exercisability of an Award upon a Corporate Change, upon a termination of employment or service by reason of death, disability, retirement or otherwise or for any other reason.
(c)	Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.
(d)	Delegation of Authority. The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person and any delegation of the power to grant Awards shall be permitted by applicable law.
(e)	Engagement of an Agent. The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Holders’ holdings under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Holders, (iii) deliver sales proceeds as directed by Holders, and (iv) hold shares of Common Stock owned without restriction by Holders, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Holders at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or non-management Director of the Company, the agent shall have no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

V.	Grant of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Stock Value Equivalent Awards; Shares Subject to the Plan

(a)	Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 36,238,519 shares, all of which shall be available for Awards of Incentive Stock Options. Shares issued as Restricted Stock Awards, Restricted Stock Unit Awards or pursuant to Performance Awards will count against the shares available for issuance under the Plan as 1.60 shares for every 1 share issued in connection with the Award. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder who is an employee in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock granted to any Holder who is an employee in any one calendar year shall not exceed $30,000,000. The fair market value, determined as of the date of grant, of Awards granted to a Holder who is a non-management Director in any one calendar year, when added to any cash or other compensation payable to such a Holder in such calendar year, shall not exceed $750,000. Any shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the shares underlying such Awards shall again become available for Awards under the Plan. Notwithstanding the foregoing, the following shares shall not become available for Awards under the Plan: (i) shares tendered by an Optionee or withheld by the Company for payment of an option price, (ii) shares tendered by a Holder or withheld by the Company to satisfy the Company’s tax withholding obligation in connection with an Award, (iii) shares reacquired in the open market or

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otherwise using cash proceeds from the exercise of Options, and (iv) shares that are not issued to a Holder due to a net settlement of an Award. For purposes of clarity, Stock Appreciation Rights and Options shall be counted in full against the number of shares available for issuance under the Plan, regardless of the number of shares issued upon settlement of the Stock Appreciation Rights and Options. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Options then outstanding. The 1,000,000-share limit on Holders who are employees with respect to Stock Options and Stock Appreciation Rights Awards, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder who is an employee in any calendar year shall be subject to adjustment in the same manner as provided in Article XIII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.
(b)	Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

VI.	Eligibility

Only employees of the Company or any Parent Corporation or Subsidiary of the Company and non-management Directors shall be eligible for Awards under the Plan as determined by the Committee in its sole discretion. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.

VII.	Stock Options

(a)	Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.
(b)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to an Option; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Awards of Options may utilize the Minimum Criteria Exception.
(c)	Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten (10) years.
(d)	Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
(e)	Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.
(f)	Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.
(g)	Repricing Prohibited. Except for adjustments pursuant to Article XIII, the purchase price of Common Stock for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower purchase price, cash or a new Award unless there is prior approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the Company stockholders.

VIII.	Stock Appreciation Rights

(a)	Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock as determined by the Committee in its sole discretion.

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(b)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to a Stock Appreciation Right; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Awards of Stock Appreciation Rights may utilize the Minimum Criteria Exception.
(c)	Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.
(d)	Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten (10) years.
(e)	Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.
(f)	Repricing Prohibited. Except for adjustments pursuant to Article XIII, the exercise price of a Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price, cash or a new Award unless there is prior approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the Company stockholders.

IX.	Restricted Stock Awards

(a)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to Restricted Stock Awards; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Restricted Stock Awards may utilize the Minimum Criteria Exception.
(b)	Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards as shall be set forth in a Restricted Stock Award Agreement.
(c)	Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.
(d)	Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

X.	Restricted Stock Unit Awards

(a)	Restriction Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to Restricted Stock Unit Awards; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Restricted Stock Unit Awards may utilize the Minimum Criteria Exception.
(b)	Other Terms and Conditions. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award as shall be set forth in a Restricted Stock Unit Award Agreement. Cash dividend equivalents may be converted into additional Restricted Stock Units or may be paid during, or may be accumulated and paid at the end of, the Restriction Period with respect to a Restricted Stock Unit Award, as determined by the Committee. The Committee, in its sole discretion, may provide for the deferral of a Restricted Stock Unit Award.
(c)	Payment for Restricted Stock Unit. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Unit Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.
(d)	Restricted Stock Units in Substitution for Units Granted by Other Corporations. Restricted Stock Unit Awards may be granted under the Plan from time to time in substitution for restricted stock units held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

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XI.	Performance Awards

(a)	Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured and a Restriction Period; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Performance Awards may utilize the Minimum Criteria Exception.
(b)	Performance Awards. Each Performance Award may have a maximum value established by the Committee at the time of such Award.
(c)	Performance Measures. A Performance Award granted under the Plan shall be awarded contingent, in whole or in part, upon the achievement of one or more performance measures. The performance criteria for Performance Awards shall consist of objective tests based on the following: earnings, cash flow, return on capital, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital, net operating profit after taxes, asset turns, customer satisfaction and any other criteria as determined by the Committee. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measure of the selected performance criteria.
(d)	Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date.
(e)	Termination of Service. The Committee shall determine the effect of termination of service during the performance period on a Holder’s Performance Award.

XII.	Stock Value Equivalent Awards

(a)	Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which is subject to a Restriction Period as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.
(b)	Award Period. The Committee shall establish the Restriction Period applicable to Stock Value Equivalent Awards; provided, however, that such Restriction Period shall not be less than the Minimum Criteria. Notwithstanding the foregoing, Stock Value Equivalent Awards may utilize the Minimum Criteria Exception.
(c)	Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined vesting period with respect to a Stock Value Equivalent Award, as determined by the Committee.
(d)	Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder’s Stock Value Equivalent Award.

XIII.	Recapitalization or Reorganization

(a)	Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.
(b)	The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(c)	The shares with respect to which Options, Stock Appreciation Rights or Restricted Stock Units may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option, Stock Appreciation Rights or Restricted Stock Unit Award, the Company shall effect a subdivision or consolidation of shares

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of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.
(d)	If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or Stock Appreciation Right or payment in settlement of a Restricted Stock Unit Award theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Award, in lieu of the number of shares of Common Stock as to which such Award relates or shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.
(e)	Notwithstanding any provisions of the Plan to the contrary, in the event of an employee Holder’s Qualifying Termination, unless an Award Document otherwise provides, as of the date of such Holder’s termination of service (i) any outstanding Options and Stock Appreciation Rights shall become immediately vested and fully exercisable for the full term thereof, (ii) any restrictions on Restricted Stock Awards or Restricted Stock Unit Awards shall immediately lapse, (iii) all performance measures upon which an outstanding Performance Award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the target amount of the Award he or she would have been entitled to receive, without proration, and (iv) any outstanding cash Awards including Stock Value Equivalent Awards shall immediately vest and be paid based on the vested value of the Award.
(f)	Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.
(g)	Notwithstanding the foregoing, the provisions of this Article XIII shall be administered in accordance with Section 409A of the Code, and settlement of Awards under Section 13(e) will be delayed until the scheduled payment or vesting date to the extent required to comply with Section 409A of the Code or to avoid the taxes imposed thereunder.

XIV.	Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, or (d) changes the types of awards available under the Plan.

XV.	Other

(a)	No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a non-management Director any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Award or by an Option or Stock Appreciation Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.
(b)	No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall:
(i) confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or
(ii) interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.
(c)	No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue their position as a Director of the Company.
(d)	Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock pursuant to any Award at any time, when the offering of the shares of Common Stock covered by such Award has not been registered under the U.S. Securities Act of 1933, as amended (the “Act”) or such other country, U.S. federal or state laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration. The Company intends to use reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon vesting of an Award, the Participant, if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. By accepting

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an Award, the Participant agrees that the shares of Common Stock which the Participant may acquire upon vesting of an Award will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable U.S. federal, state or non-U.S. securities laws. Furthermore, the Participant also agrees (i) that the Company may refuse to register the transfer of the shares of Common Stock acquired under an Award on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel to the Company constitute a violation of any applicable securities law, and (ii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock acquired under the Plan. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company’s withholding obligation, subject to such restrictions as the Committee deems appropriate.
(e)	No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
(f)	Restrictions on Transfer. No Award may be sold, assigned, pledged, exchanged, hypothecated, encumbered, disposed of, or otherwise transferred, except by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or similar order. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Award or of such rights contrary to the provisions of an Award Document or in the Plan, the Award and such rights shall immediately become null and void. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Upon a Holder’s death, the Holder’s personal representative or other person entitled to succeed to the rights of the Holder (the “Successor Holder”) may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder’s Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XIII and XIV hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.
(g)	Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.
(h)	Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.
(i)	Clawback or Recoupment. Notwithstanding any other provisions in this Plan, any Award shall be subject to clawback, recovery or recoupment by the Company under any clawback or recoupment policy adopted by the Company, whether before or after the date of grant of the Award.

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Appendix B

Halliburton Company Employee Stock Purchase Plan

As Amended and Restated February 17, 2021

1.	Purpose. The HALLIBURTON COMPANY EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is intended to provide an incentive for eligible employees of HALLIBURTON COMPANY (the “Company”) and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company’s common stock. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code. The Plan was originally established in 2002 as the Halliburton Company 2002 Employee Stock Purchase Plan, was renamed the Halliburton Company Employee Stock Purchase Plan in 2009, was amended and restated February 24, 2015, and was amended in 2019.
2.

Definitions. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

“Board” means the Board of Directors of the Company.

“Committee” means the Board or a committee of members of the Board appointed by the Board to administer this Plan.

“Company” means Halliburton Company and, where required by the context, shall include any Participating Company.

“Corporate Change” means one of the following events: (i) the merger, consolidation, or other reorganization of the Company in which the outstanding Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company); or (iii) the adoption by the stockholders of the Company of a plan of liquidation or dissolution.

“Eligible Compensation” means an employee’s regular straight-time earnings or base salary, determined before giving effect to any elective salary reduction or deferral agreements and including vacation, sick time and short-term disability pay, but excluding overtime, incentive compensation, bonuses, special payments, commissions, severance pay, long-term disability pay, geographical coefficients, shift differential and any other items of compensation.

“Eligible Employee” means, as of each Enrollment Date, each employee of the Company or a Participating Company, but excluding employees who are employed in a foreign country whose laws or regulations effectively prohibit participation in the Plan. Additionally the Committee may also determine that a designated group of highly compensated employees are ineligible to participate in the Plan so long as the group fits within the definition of ‘highly compensated employee’ in Code Section 414(q).

“Enrollment Date” means the first day of each Purchase Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing price for a share of Stock on the New York Stock Exchange (or if the Stock is not then listed on such exchange, such other national securities exchange on which the Stock is then listed) for the last Trading Day on the date of such determination, as reported on the New York Stock Exchange (or such other national securities exchange) Composite Tape or such other source as the Committee deems reliable, or if no prices are reported on that date, on the last preceding date on which such prices are so reported.

“Participating Company” means any present or future parent corporation or Subsidiary of the Company that participates in the Plan pursuant to paragraph 4.

“Purchase Date” means the last Trading Day of each Purchase Period.

“Purchase Period” means a period of approximately three months beginning on the first Trading Day of each calendar quarter that begins on January 1, April 1, July 1, or October 1 and ending on the last Trading Day of the respective calendar quarter ending March 31, June 30, September 30, or December 31. The Committee shall have the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

“Purchase Price” means an amount equal to 90% of the Fair Market Value of a share of Stock on the Enrollment Date or on the Purchase Date, whichever is lower, subject to adjustment pursuant to paragraph 13.

“Stock” means the Company’s common stock, par value $2.50 per share.

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“Sub-Plan” means the Company’s Non-Qualified Stock Purchase Plan, as amended.

“Subsidiary” means a corporation, domestic or foreign, which is a “subsidiary” of the Company, as defined in section 424(f) of the Code, whether or not such corporation exists or is hereafter organized or acquired by the Company or a subsidiary.

“Trading Day” means a day on which the principal national stock exchange on which the Stock is traded is open for trading.

3.	Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan and the purchase of Stock under the Plan, including without limitation establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any stock purchase right granted under the Plan, correct any mistakes in the administration of the Plan in the manner and to the extent that the Committee deems necessary or desirable to effectuate the intent of the Plan. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate some or all of its power under the Plan, including routine day-to-day administration of the Plan, to such officers and employees of the Company as the Committee deems appropriate.
4.	Participating Companies. The Committee may designate any present or future parent corporation of the Company or Subsidiary that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and employees in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company’s Plan participation in the Plan at any time.
5.	Eligibility. Subject to the further provisions hereof, all Eligible Employees as of an Enrollment Date shall be eligible to participate in the Plan with respect to the Purchase Period beginning as of such date.
6.	Stock Subject to the Plan. Subject to the provisions of paragraph 13, the aggregate number of shares of Stock which may be sold under the Plan and the Sub-Plan shall not exceed 104,000,000 shares, which shares may be authorized but unissued shares or treasury shares, including shares bought on the open market or otherwise for purposes of the Plan.
7.	Stock Purchase Rights.
(a) Grant of Stock Purchase Rights. On each Enrollment Date the Company shall grant a stock purchase right to each Eligible Employee who elects to participate in the Plan for the Purchase Period beginning on such date. Subject to subparagraphs 7(f) and (g), the number of shares of Stock subject to a stock purchase right for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Purchase Period, divided by (ii) the Purchase Price of the Stock applicable to the Purchase Period; provided, however, that the maximum number of shares of Stock that may be subject to any stock purchase right for a participant during any Purchase Period may not exceed 10,000 shares (subject to adjustment as provided in paragraph 13). Whole and fractional shares shall be purchased, unless the Committee determines that the purchase of fractional shares is administratively impracticable. Any references in the Plan to “shares” shall include fractional shares, if any, purchased by the participant under the Plan.
(b) Election to Participate; Payroll Deduction Authorization. An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a payroll deduction authorization in the form or manner prescribed by the Company, whereby he gives notice of his election to participate in the Plan as of the next following Enrollment Date, and whereby he designates an integral percentage (except as provided below) to be deducted from his Eligible Compensation for each pay period paid during the Purchase Period and paid into the Plan for his account. The designated percentage may not exceed 10%; provided, however, the minimum contribution per pay period shall be $10.
(c) Changes in Payroll Authorization. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may discontinue his participation in the Plan as provided in paragraph 9 hereof, or may increase or decrease the rate of his payroll deductions during the Purchase Period by completing or filing with the Company, at a time and in a manner prescribed by the Committee, a new payroll deduction authorization form authorizing a change in his payroll rate. The Committee may, in its discretion, limit the number of payroll rate changes during any Purchase Period. The change in rate shall

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be effective as soon as administratively practicable after the Company’s receipt of the new payroll deduction authorization form. A participant’s payroll deduction authorization form shall remain in effect for successive Purchase Periods unless terminated as provided in paragraph 9 hereof.
	(d)	Automatic Payroll Reduction. Notwithstanding the foregoing, to the extent necessary to comply with subparagraphs 7(f) and (g) hereof, a participant’s payroll deductions may be decreased to 0% at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s payroll deduction authorization form at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 9 hereof.
	(e)	Tax Withholding. At the time the stock purchase right is exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the stock purchase right or the disposition of the Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including without limitation any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Stock purchased by the participant.
	(f)	$25,000 Limitation. Notwithstanding anything in the Plan to the contrary, no employee shall be granted a stock purchase right under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent corporation and Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined at the time such stock purchase right is granted) for each calendar year in which such stock purchase right is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible.
	(g)	Special Restriction on Participation. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted a stock purchase right under the Plan to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company, its parent corporation or any Subsidiary.
8.	Exercise of Stock Purchase Rights.
	(a)	General Statement. Subject to the limitations set forth in paragraph 7, unless a participant withdraws from the Plan as provided in paragraph 9, each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his stock purchase right on each Purchase Date to the extent of his unused payroll deductions under the Plan and to the extent the issuance of Stock to such participant upon such exercise is lawful.
	(b)	Delivery of Shares to Custodian. As soon as practicable after each Purchase Date, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of whole shares of Stock with respect to which stock purchase rights were exercised on such Purchase Date of all of the participating employees hereunder. Such custodian shall keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Plan, and shall provide each participant with periodic statements with respect thereto as may be directed by the Committee. The Committee may require that shares be retained with such custodian, or other designated broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant stock purchase right.
	(c)	Withdrawal of Shares. A participant may, at any time, in such form and manner as established by the custodian, direct the custodian to deliver to the participant all or part of the shares held by the custodian in his account or to sell such shares and deliver to the participant the proceeds therefrom, less applicable expenses.
	(d)	Dividends. With respect to an individual’s Stock held by the custodian pursuant to subparagraph 8(b), the participant may request the custodian to reinvest in additional shares of Stock for such participant’s account any cash dividends received by the custodian and attributable to such Stock. Otherwise, the participant will receive dividends in cash. The custodian shall, in accordance with procedures adopted by the custodian, facilitate the participant’s voting rights attributable to shares held in participant’s account.

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9.	Withdrawal from the Plan.
(a) General Statement. Any participant may withdraw in whole from the Plan prior to the Purchase Date relating to a particular Purchase Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company during the Purchase Period at a time and in a manner prescribed by the Committee. The Company shall, as soon as administratively practicable, following the receipt of the notice of withdrawal, refund to the participant the amount of his payroll deductions under the Plan which have not yet been used to purchase shares upon the exercise of his stock purchase rights; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised stock purchase rights under the Plan shall terminate in full.
(b) Eligibility Following Withdrawal. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Purchase Period during which he withdrew (provided that he is otherwise an Eligible Employee at such later time).
10.	Termination of Eligible Employment. If the employment of a participant with the Company terminates for any reason whatsoever or the participant ceases to be an Eligible Employee, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of such termination of employment or change in status. The Company shall, as soon as administratively practicable, refund to him (or his estate or personal representative, as the case may be) the amount of his payroll deductions under the Plan which have not yet been used to purchase Stock, and thereupon his interest in unexercised stock purchase rights under the Plan shall terminate in full.
11.	Restriction Upon Assignment of Stock Purchase Rights. A stock purchase right granted under the Plan shall not be transferable. Each stock purchase right shall be exercisable, during a participant’s lifetime, only by the participant to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of any of his stock purchase rights under the Plan.
12.	No Shareholder Rights or Privileges Until Exercise of Stock Purchase Rights. With respect to shares of Stock subject to a stock purchase right, a participant shall not be deemed to be a shareholder, and he shall not have any of the rights or privileges of a shareholder, until such stock purchase right has been exercised and shares delivered pursuant to subparagraph 8(b).
13.	Changes in Stock; Adjustments. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Committee to adjust any or all of (i) the number and type of shares subject to the Plan, (ii) the number and type of shares subject to outstanding stock purchase rights and (iii) the Purchase Price with respect to any of the foregoing.
In the event of a Corporate Change, unless a successor corporation assumes or substitutes new stock purchase rights (within the meaning of Section 424(a) of the Code) for all stock purchase rights then outstanding, (i) the Purchase Date for all stock purchase rights then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of the Corporate Change and (ii) upon such effective date any unexercised stock purchase rights shall expire and the Company promptly shall refund to each participant the amount of such participant’s payroll deductions under the Plan which have not yet been used to purchase Stock.
14.	Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant on amounts credited to his account.
15.	Term of the Plan. The Plan was originally effective July 1, 2002. This amended and restated Plan shall be effective as of the date it was amended and restated, provided it is approved by stockholders. If not sooner terminated under the provisions of paragraph 16, the Plan shall automatically terminate upon and no further payroll deductions shall be made and no further stock purchase rights shall be granted after the date all of the shares of Stock reserved for issuance under the Plan and the Sub-Plan, as increased and/or adjusted from time to time, have been sold under the Plan and the Sub-Plan. If on the final Purchase Date there is an insufficient number of shares of Stock available for all purchases under stock purchase rights exercised on such date, the number of available shares shall be prorated among the then purchasing participants in an equitable manner as determined by the Committee based on their deductions for such Purchase Period and all remaining amounts shall be returned to the participants.
16.	Amendment or Termination of the Plan. The Board in its discretion may terminate the Plan at any time with respect to any Stock for which stock purchase rights have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that, except as provided below, no change in any stock purchase right theretofore granted may be made that would materially impair the stock purchase rights of the participant without the consent of such participant. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to (i) altering the Purchase Price for any Purchase Period including a Purchase Period underway at the time of the change in Purchase Price; and (ii) shortening any Purchase Period so that Purchase

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Period ends on a new Purchase Date, including a Purchase Period underway at the time of the Board action.
17.	Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any stock purchase right granted under the Plan at any time when the offer, issuance or sale of shares covered by such stock purchase right has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of stock purchase rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such stock purchase rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
18.	No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any stock purchase right granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
19.	Miscellaneous Provisions.
	(a)	Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.
	(b)	Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.
	(c)	Not a Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The stock purchase rights and obligations under any participant’s terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person’s right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant’s employment for any reason whatsoever.
	(d)	Compliance with Applicable Laws. The Company’s obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant stock purchase rights or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy or otherwise, prohibit the Company from taking any such action with respect to such employee.
	(e)	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
	(f)	Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Delaware except to the extent preempted by federal law.

HALLIBURTON | 2021 Proxy Statement	B-5

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Directions to the Halliburton Annual Meeting of Shareholders

The Halliburton North Belt Facility is located on the North Sam Houston Parkway (Beltway 8 Tollway) south feeder between Aldine Westfield and JFK Boulevard.

3000 N. Sam Houston Parkway East

Houston, Texas 77032

281-871-4000

From I-45		From I-69 / US 59 and IAH
•	Take the Sam Houston Parkway East	•	Take the Sam Houston Parkway West
•	Exit JFK Blvd	•	Exit Aldine Westfield
		•	“U-Turn” at Aldine Westfield and proceed east on the Sam Houston Parkway feeder

The main entrance to the North Belt facility will be on your right, about halfway between Aldine Westfield and JFK Blvd.

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HALLIBURTON

281.871.2699
www.halliburton.com

©2021 Halliburton. All Rights Reserved.
Printed in the USA

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HALLIBURTON

HALLIBURTON COMPANY
3000 N. SAM HOUSTON PARKWAY EAST
HOUSTON, TEXAS 77032

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43879-P50782 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HALLIBURTON COMPANY

The Board of Directors recommends you vote FOR the following nominees listed in Proposal 1:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Abdulaziz F. Al Khayyal	☐	☐	☐
1b. William E. Albrecht	☐	☐	☐
1c. M. Katherine Banks	☐	☐	☐
1d. Alan M. Bennett	☐	☐	☐
1e. Milton Carroll	☐	☐	☐
1f. Murry S. Gerber	☐	☐	☐
1g. Patricia Hemingway Hall	☐	☐	☐
1h. Robert A. Malone	☐	☐	☐
1i. Jeffrey A. Miller	☐	☐	☐
1j. Bhavesh V. Patel	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Ratification of Selection of Principal Independent Public Accountants.	☐	☐	☐
3. Advisory Approval of Executive Compensation.	☐	☐	☐
4. Proposal to Amend and Restate the Halliburton Company Stock and Incentive Plan.	☐	☐	☐
5. Proposal to Amend and Restate the Halliburton Company Employee Stock Purchase Plan.	☐	☐	☐

NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and the 2020 Annual Report on Form 10-K are available at www.proxyvote.com.

D43880-P50782

PROXY FOR 2021 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. A. Miller and V. H. Beckwith, and either of them, proxies or proxy with full power of substitution and revocation as to either of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Halliburton Company to be held at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032, on Wednesday, May 19, 2021, on the reverse matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of the Notice and Proxy Statement dated April 6, 2021, is acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. In the absence of such direction, the proxy will be voted FOR the nominees listed in Proposal 1, and FOR Proposals 2, 3, 4 and 5.

Continued and to be signed on reverse side